CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Version

LICENSE AGREEMENT
BY AND BETWEEN
IMMUNOMEDICS, INC.
AND
EVEREST MEDICINES II LIMITED
DATED AS OF APRIL 28TH, 2019

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1
ARTICLE 2 LICENSES AND RELATED RIGHTS AND OBLIGATIONS		13
2.1	Grant of Rights to License	13
2.2	Grant of Rights to Company	14
2.3	No Non-Permitted Use	15
2.4	No Other Licenses	15
2.5	Upstream Licenses	15
2.6	Third Party Licenses	15
2.7	Exclusivity	15
ARTICLE 3 GOVERNANCE AND MANAGEMENT		16
3.1	Joint Steering Committee	16
3.2	Alliance Managers	18
ARTICLE 4 TRANSFER AND TECHINICAL ASSISTANCE		18
4.1	Transfer of Company Know-How	18
4.2	Assistance by Company	18
ARTICLE 5 DEVELOPMENT		19
5.1	Research and Development Responsibility	19
5.2	Development Plan	19
5.3	Priority Indications	20
5.4	Amendment to the Development Plan	20
5.5	Clinical Trials	20
5.6	Developmental Diligence	21
5.7	Costs of Development	21
5.8	Records; Reports	21
5.9	Development Data	22
5.10	Regulatory Responsibility	22
5.11	Materials; Limited User	24
ARTICLE 6 COMMERCIALIZATION		25
6.1	Commercialization of Licensed Products	25
6.2	Commercialization Plan	25
6.3	Commercial Diligence	26
6.4	Commercialization Costs	27
6.5	Commercialization Reporting	27

6.6	Cross-Territory Sales	27
6.7	Right of First Negotiation for Co-Commercialization	27
ARTICLE 7 MANUFACTURING		28
7.1	Non-Commercial Supply of Licensed Product	28
7.2	Commercial Supply Agreement	28
7.3	Commercial Supply Price Adjustment	29
7.4	Supply Shortage	29
7.5	Manufacture by License	29
ARTICLE 8 FINANCIAL PROVISIONS		29
8.1	Upfront Payment	29
8.2	Development Milestone Payments	30
8.3	Sales Milestones	31
8.4	Non-creditable Payments	32
8.5	Royalty Payments	32
ARTICLE 9 PAYMENTS; PAYMENT REPORTS; AUDITS		33
9.1	Timing of Payment	33
9.2	Sublicenses	33
9.3	Mode of Payment	34
9.4	Payment Reports and Records Retention	34
9.5	Audits	34
9.6	Interest	35
9.7	Taxes	35
ARTICLE 10 INVENTIONS AND PATENTS		36
10.1	Ownership of Inventions	36
10.2	Disclosure of Inventions	37
10.3	Key Patents	37
10.4	Prosecution of Patents	37
10.5	Infringement by Third Parties	39
10.6	Defense of Patents	40
10.7	Infringement of Third Party Rights	41
10.8	Patent Marking	41
10.9	Personnel Obligations	41
10.10	Trademarks	42
ARTICLE 11 CONFIDENTIALITY; SOLICITATION BY COMPANY		42

11.1	Confidentiality Obligations	42
11.2	Authorized Disclosure	43
11.3	Confidentiality of Agreement Terms	43
11.4	Publicity	44
11.5	Publications	45
ARTICLE 12 INDEMNIFICATION		45
12.1	Indemnification by Licensee	45
12.2	Indemnification by Company	46
12.3	Indemnification Procedures	46
12.4	Insurance	47
12.5	Limitation of Liability	47
ARTICLE 13 REPRESENTATIONS AND WARRANTIES		48
13.1	Mutual Representations, Warranties and Covenants	48
13.2	Additional Representations, Warranties and Covenants by Company	49
13.3	Additional Representations, Warranties and covenants by Licensee	51
13.4	Disclaimer of Warranties	51
ARTICLE 14 TERM AND TERMINATION		52
14.1	Term and Expiration	52
14.2	Termination for Material Breach	52
14.3	Termination for Patent Challenge	52
14.4	Termination for Insolvency	53
14.5	Consequences of Termination	53
14.6	Additional Consequences of Termination	53
14.7	Accrued Rights; Surviving Obligations	55
14.8	Rights in Bankruptcy	55
ARTICLE 15 DISPUTE RESOLUTION		56
15.1	Disputes	56
15.2	Arbitration	56
15.3	Language of Dispute Resolution	56
15.4	Injunctive Relief	56
ARTICLE 16 MISCELLANEOUS PROVISIONS		56
16.1	Relationship of the Parties	56
16.2	Assignment	56
16.3	Performance by/Responsibility for Affiliates	57

16.4	Further Assurances	57
16.5	Force Majeure	57
16.6	Entire Agreement of the Parties; Amendments	57
16.7	Captions	57
16.8	Governing Law	57
16.9	Notice and Deliveries	58
16.10	Waiver	59
16.11	Translation	59
16.12	Export Laws	59
16.13	Severability	59
16.14	No Implied Licenses	59
16.15	Third Party Beneficiaries	59
16.16	Advice of Counsel	60
16.17	Other Obligations	60
16.18	Counterparts	60

Exhibit A - Key Patents
Exhibit B - Pre-Existing Company Patents
Exhibit C - Upstream Licenses
Exhibit D - Company Know-How to be Transferred

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is effective as of April 28th, 2019 (the “Effective Date”), by and between IMMUNOMEDICS, INC., a Delaware corporation having its principal place of business at 300 The American Road, Morris Plains, New Jersey 07950, U.S.A. (“Company”), and EVEREST MEDICINES II LIMITED, an exempted company organized and existing under the laws of Cayman Islands, having its principal place of business at Room 3306-3307, Two Exchange Square, 8 Connaught, Hong Kong (“Licensee”). Company and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Company is engaged in the research, development and commercialization of pharmaceutical products and has developed the Licensed Product (as defined below) to treat various forms of cancer;

WHEREAS, Company has conducted pre-clinical and clinical testing on the Licensed Product, which is currently pending FDA (as defined below) approval in the U.S.;

WHEREAS, Company owns or controls intellectual property rights relating to the Licensed Product;

WHEREAS, Licensee is engaged in the research, development and commercialization of pharmaceutical products in the Territory (as defined below); and

WHEREAS, Licensee desires to obtain, and Company desires to grant to Licensee exclusive license rights under Company’s intellectual property rights, for the research, Development, and Commercialization of such Licensed Product in the Field (each as defined below) in the Territory, under the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINTIONS

As used in this Agreement, the following capitalized terms shall have the following meanings, and singular forms, plural forms and derivative forms thereof shall be interpreted accordingly:

1.1     “Affiliate” means, with respect to a first Person, a second Person that controls, is controlled by or is under common control with such first Person. For the purposes of the definition in this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means (a) the direct or indirect ownership of at least fifty percent (50%) of the voting stock of an entity, or (b) the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or by contract or otherwise.

1.2     “Applicable Law” means any and all laws, statutes, ordinances, regulations, permits, orders, decrees, judgments, directives, rulings or rules of any kind whatsoever that are promulgated by a federal, state, provincial, municipal, or other Governmental Authority, in each case pertaining to any of the activities contemplated by this Agreement, including any regulations promulgated by any Regulatory Authority in the Territory, all as amended from time to time.

1.3     “Bundled Product” means collectively a Licensed Product sold together with another product at a one (1)-unit price, whether packaged together or separately.

1.4     “Business Day” means each day of the week excluding Saturday, Sunday or a day on which banking institutions in New York, New York, Shanghai, the PRC, Hong Kong or Singapore are closed.

1.5     “Calendar Quarter” means a three (3) month period beginning on January 1, April 1, July 1, or October 1 of a Calendar Year.

1.6     “Calendar Year” means a twelve (12) month period beginning on January 1 of any year during the Term.

1.7     “cGMP” means all applicable current Good Manufacturing Practices including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, and (c) the principles detailed in the ICH Q7 guidelines, each as may be amended from time to time.

1.8     “Clinical Trial” means any clinical trial or any other test or study in human subjects, whether sponsor- or principal investigator-initiated, intended to determine the safety, tolerability, pharmacokinetics, efficacy, pharmacodynamics or benefit/risk analysis of a Licensed Product in human subjects as may be required by Applicable Law or recommended by a Regulatory Authority to obtain or maintain Regulatory Approval for a Licensed Product.

1.9     “Commercialization” means any and all activities directed to the launch, marketing, detailing, promotion, securing of pricing and reimbursement, medical support and distribution of any Licensed Product, whether before or after Regulatory Approval has been obtained, including (a) pre-launch marketing research, preparation of sales force, and preparation of marketing materials and labels for finished goods, (b) post-launch marketing, advertising, promoting, detailing, research, customer service, invoicing, administering and commercially selling Licensed Products after Regulatory Approval, (c) importing, exporting, customs clearance, building inventory, warehousing, distributing, and transporting Licensed Product for commercial sale, (d) activities required to perform the foregoing in accordance with Applicable Law and Regulatory Approvals, and (e) interacting with Regulatory Authorities regarding any of the foregoing. “Commercialize” means the performance of any of the foregoing Commercialization activities.

1.10     “Commercially Reasonable Efforts” means, with respect to a Party’s obligation under this Agreement, such efforts that are consistent with the level of efforts and resources used by such Party in connection with one of its large molecule products (whether internally developed or licensed in from a Third Party), but in any event no less than those used by biopharmaceutical companies of similar size and market capitalization would typically devote to a large molecule product, as applicable, at a similar stage in its development or commercial life as the relevant product and that has commercial and market potential similar to the relevant product. A Party that is required to use Commercially Reasonable Efforts with respect to a task or obligation must: (a) promptly assign responsibility for such task or obligation to specific employees who are held accountable for progress and monitor such progress on an ongoing basis, (b) set and consistently seek to achieve specific, meaningful and measurable objectives for carrying out such task or obligation, and (c) consistently make and implement decisions and allocate resources designed to advance progress with respect to such task or obligation.

1.11     “Company Know-How” means all Information that is Controlled by Company or its Affiliates as of the Effective Date or any time during the Term and is necessary or reasonably useful for the research, Development, use or Commercialization of Licensed Products in the Field in the Territory. For clarity, Company Know-How excludes rights under any Company Patents and Company’s interests in any Joint Patents and Joint Inventions. Notwithstanding the foregoing, in the event that after the Effective Date, a Third Party becomes an Affiliate of Company or becomes Company’s successor in interest with respect to this Agreement, any Information Controlled by such entity or its Affiliates immediately prior to such transaction shall not be considered to be Company Know-How for the purposes of this Agreement unless such Information was also Controlled by Company or its Affiliate prior to such transaction.

1.12     “Company Patents” means all Patents (other than any Joint Patents) in the Territory that are Controlled as of the Effective Date or any time during the Term by Company or its Affiliates that cover the composition of matter, formulation, manufacture, use or Commercialization in the Field of a Licensed Product, including without limitation the Key Patents and Pre-Existing Company Patents. Notwithstanding the foregoing, in the event that after the Effective Date, a Third Party becomes an Affiliate of Company or becomes Company’s successor in interest with respect to this Agreement, any Patent Controlled by such entity or its Affiliates immediately prior to such transaction shall not be considered to be a Company Patent for the purposes of this Agreement unless such Patent was also Controlled by Company or its Affiliate prior to such transaction.

1.13     “Competing ADC Product” means any antibody-drug conjugate that is a Competing Product in a region or country in the Territory for an indication in which Licensee has, prior to entry of such Competing ADC Product in such region or country in the Territory, obtained Regulatory Approval for such indication in such region or country.

1.14     “Competing Product” means any product, other than a Licensed Product, that targets TROP-2 for use in the Field.

1.15     “Controlled” means, with respect to an item of Information or an intellectual property right, that a Party or one of its Affiliates owns or has a license to such item or right and has the ability to disclose to the other Party and grant a license or sublicense under such item or right as provided for in this Agreement without violating the terms of any agreement with any Third Party or other obligation to any Third Party.

1.16     “Costs of Goods” or “COGS” means the costs to manufacture the Licensed Product. COGS shall be a “standard cost” per unit (calculated annually), which shall be comprised of the following elements which shall be calculated in accordance with GAAP: (a) direct labor (the actual cost of employees engaged in direct manufacturing activities and quality control and quality assurance activities who are directly employed in manufacturing the Licensed Product), (b) direct materials (the actual costs incurred in manufacturing or purchasing materials for manufacture, including freight-in costs, sales and excise taxes imposed thereon and customs duty and charges levied by government authorities, and all costs of packaging components), (c) pro rata facility costs (meaning rent, property taxes, depreciation of leaseholds, utilities, spare parts, maintenance contracts) for the manufacture of the Licensed Product, (d) manufacturing equipment depreciation, and (e) document control, purchasing, warehouse management (with such allocations to be based on estimated service levels, headcount or square footage occupancy depending on the category). To the extent that the Licensed Product is sourced from a Third Party manufacturer, the actual price paid to the Third Party for the manufacture and supply of the Licensed Product, respectively, shall be the COGS, and shall include reasonable costs incurred by Company for manufacturing services necessary in support of manufacture by such Third Party. For clarity, COGS specifically excludes the profit margins of Company or its Affiliates.

1.17     “Develop” or “Development” or “Developing” means all development activities for any Licensed Product that are directed to obtaining Regulatory Approval(s) of such Licensed Product and to support appropriate usage for such Licensed Product, including: all clinical activities, testing and studies of such Licensed Product; safety, tolerability and pharmacological studies conducted in connection with the Clinical Trials of such Licensed Product; distribution of such Licensed Product for use in Clinical Trials (including placebos and comparators); statistical analyses; the preparation, filing and prosecution of any application for Regulatory Approval for such Licensed Product; development activities directed to label expansion (including prescribing information) or obtaining Regulatory Approval for one or more additional indications following initial Regulatory Approval; development activities conducted after receipt of Regulatory Approval that are required, recommended or requested in writing by a Regulatory Authority as a condition of, or in connection with, obtaining or maintaining a Regulatory Approval; Licensed Product-related medical affairs; pharmacoeconomic studies relating to the indication for which the applicable Licensed Product is being developed; in each case above, including investigatoror institution-sponsored studies for which a Party is providing material or assistance or otherwise has written obligations to such investigator or institution; and all regulatory activities related to any of the foregoing; provided, however, that Development shall exclude Commercialization and manufacturing activities (including manufacturing activities related to Development).

1.18     “Development Data” means any and all research data, pharmacology data, chemistry, manufacturing and control data, preclinical data, clinical data and all other documentation (including raw data) or Information compiled, developed or generated with respect to the Licensed Product.

1.19     “Dollars” or “$” means U.S. dollars.

1.20     “Drug Approval Application” means (a) a Biologics License Application in the U.S., as defined in the U.S. Public Health Service Act, and applicable regulations promulgated thereunder by the FDA; or (b) any equivalent application filed with any equivalent Regulatory Authority in a region or country other than the U.S., including an application for an import drug license in the PRC.

1.21     “Executive Officers” means (a) in the case of Company, the Chief Executive Officer of Company (or a designee thereof) and (b) in the case of Licensee, the Chief Executive Officer of Licensee (or a designee thereof).

1.22     “FDA” means the U.S. Food and Drug Administration, or any successor federal agency in the U.S. performing similar functions.

1.23     “Field” means (a) the treatment of metastatic triple negative breast cancer (“mTNBC”), (b) any other oncological indication, or (c) any other indication as defined by the wording of the label approved by Regulatory Authorities in the U.S. or the Territory for the Licensed Product.

1.24     “First Commercial Sale” means, with respect to a Licensed Product in a particular region or country, the first commercial sale of such Licensed Product in such region or country after all necessary Regulatory Approvals have been obtained in such region or country.

1.25     “FTE” means the equivalent of a full-time individual’s work time for a twelve (12) month period.

1.26     “Fully Burdened Cost” means the direct cost of the applicable good, product or service plus indirect charges and overheads reasonably allocable to the provision of such good, product or service, including, but not limited to, applicable FTE costs.

1.27     “GAAP” means generally accepted accounting principles in the U.S., or the International Financial Reporting Standards (IFRS) if the generally accepted accounting principles in the U.S. are not generally applied in such country or region, consistently applied.

1.28     “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), and (d) each as maybe amended from time to time.

1.29     “Global Study” means a multi-regional clinical study that is designed to obtain Regulatory Approvals for the Licensed Products in multiple regions and countries through the conduct of Clinical Trials for a Licensed Product in multiple countries, regions, territories and medical institutions, in all circumstances conducted either as part of one (1) unified Clinical Trial or separately but concurrently in accordance with a common Clinical Trial protocol.

1.30     “GLP” means all applicable Good Laboratory Practice standards as set forth in the then current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration as defined in 21 C.F.R. Part 58, as may be amended from time to time.

1.31     “GSP” means all applicable Good Supply Practice standards as set forth in the then current good supply practice standards promulgated or endorsed by the FDA as defined in Good Supply Practice for Pharmaceutical Products, as may be amended from time to time.

1.32     “Governmental Authority” means any government, any governmental or quasigovernmental entity or municipality or political or other subdivision thereof, department, commission, board, self-regulating authority, bureau, branch, authority, official, agency or instrumentality, and any court, tribunal, arbitrator or judicial body, in each case, whether federal, state, city, county, or local.

1.33     “Greater China” means the PRC, Taiwan, Hong Kong and Macao (with each of Taiwan, Hong Kong and Macao deemed a region for the purposes of this Agreement).

1.34     “Gross Profit” means, for specific units of Licensed Product sold during a particular time period, (a) the Net Sales arising from such Licensed Product sales minus (b) the Transfer Price for manufacturing such units of Licensed Product, to the extent actually paid or incurred by Licensee, its Affiliate, and/or its permitted sublicensee (as appropriate) and not otherwise reimbursed.

1.35     “IND” means an Investigational New Drug Application filed with the FDA or an analogous application or filing with any analogous Regulatory Authority outside of the U.S. under any analogous foreign law for the purposes of obtaining permission to conduct human Clinical Trials in such jurisdiction.

1.36     “Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including, without limitation, Inventions, trade secrets, knowhow, skill, knowledge, expertise, technology, practices, techniques, methods, processes, procedures, Inventions (patentable or otherwise), developments, specifications, formulations, formulae, Materials, software, algorithms, marketing or financial reports, clinical and nonclinical study reports, Regulatory Materials, Regulatory Approvals, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, and stability data.

1.37     “Insolvency Event” means:

(a)    a voluntary case or proceeding under any applicable bankruptcy, insolvency, or other similar law is commenced by such Party, or such Party consents to the entry of an order for relief in an involuntary case or proceeding under any such law or against such Party, or such Party consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, supervisor, rehabilitator (or other similar official) of such Party or for any material portion of such Party’s assets and properties, or such Party makes a general assignment for the benefit of creditors;

(b)     the commencement of an involuntary case or proceeding under any applicable bankruptcy, insolvency, or other similar law against such Party, and such case or proceeding is not dismissed within ninety (90) calendar days;

(c)     the entry by a Regulatory Authority having jurisdiction over such Party of a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator, supervisor, rehabilitator (or similar official) for such Party or for any material portion of such Person’s assets and properties, or ordering the winding-up, supervision, or liquidation of such Party’s affairs; or

(d)     the taking of any formal action by such Party, its board of directors (or similar governing body) or holders of its voting securities authorizing any of the foregoing.

1.38     “Inventions” means any and all inventions and improvements, whether or not patentable, including but not limited to compositions of matter, formula, formulations, articles of manufacture, processes, methods, or other inventions, discoveries, or findings, compounds, products, biological materials, cell lines, samples of assay components, media, designs, ideas, programs, software models, algorithms, developments, experimental works, compilations of data, and any intellectual property rights therein, in each case relating to Licensed Products.

1.39     “Key Patents” means the Company Patents Controlled by the Company that are set forth in Exhibit A.

1.40     “Licensed Product” means IMMU-132 (sacituzumab govitecan), which is an antibody-drug conjugate or pharmaceutical preparation in final form containing the humanized antibody known as “hRS7,” the linker known as “CL2A” and small molecule known as “SN38” and no other active ingredient.

1.41     “Licensee Know-How” means all Information that is Controlled by Licensee or its Affiliates as of the Effective Date or any time during the Term and is reasonably necessary or useful for the research, Development, manufacture, use or Commercialization of Licensed Products in the Field including any Development Data or Regulatory Materials disclosed or disclosable under Section 5.9. For clarity, Licensee Know-How excludes rights under any Licensee Patents and Licensee’s interests in any Joint Patents and Joint Inventions. Notwithstanding the foregoing, in the event that after the Effective Date, a Third Party becomes an Affiliate of Licensee or becomes Licensee’s successor in interest with respect to this Agreement, any Information Controlled by such entity or its Affiliates immediately prior to such transaction shall not be considered to be Licensee Know-How for the purposes of this Agreement unless such Information was also Controlled by Licensee or its Affiliate prior to such transaction.

1.42     “Licensee Patents” means all Patents (other than any Joint Patents) that are Controlled as of the Effective Date or any time during the Term by Licensee or its Affiliates that cover the composition of matter, formulation, manufacture or use in the Field of a Licensed Product or is otherwise is reasonably necessary or useful for the research, Development, manufacture, use or sale of Licensed Products in the Field. Notwithstanding the foregoing, in the event that after the Effective Date, a Third Party becomes an Affiliate of Licensee or becomes Licensee’s successor in interest with respect to this Agreement, any Patent Controlled by such entity or its Affiliates immediately prior to such transaction shall not be considered to be a Licensee Patent for the purposes of this Agreement unless such Patent was also Controlled by Licensee or its Affiliate prior to such transaction.

1.43     “Marketing Approval” means approval, including any conditional approval, of a Drug Approval Application by the applicable Regulatory Authority.

1.44     “Materials” means any chemical or biological substances including any: (a) organic or inorganic chemical or compound; (b) gene; (c) vector or construct, whether plasmid, phage, virus or any other type; (d) host organism, including bacteria and eukaryotic cells; (e) eukaryotic or prokaryotic cells, cell line or expression system; (f) protein, including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or peptide or enzyme; (g) genetic material, including any genetic control element (e.g., promoters); (h) virus; or (i) assay or reagent.

1.45     “NDA” or “BLA” means a new drug (or a biologics license) application or marketing authorization application filed with the FDA or an analogous application or filing with any analogous Regulatory Authority outside of the U.S. under any analogous foreign law, which application is required for Regulatory Approval for a Licensed Product in the Field in such country or jurisdiction.

1.46     “Net Sales” means, with respect to a given period of time, the gross amount invoiced by Licensee, its Affiliates, and its sublicensees for sales of Licensed Products to Third Parties, less the following deductions and offsets that are actually incurred, allowed, accrued and/or taken in accordance with GAAP and are specifically allocated with respect to such sale, but solely to the extent that such deductions or offsets are not otherwise recovered by or reimbursed to Licensee, its Affiliates and its sublicensees:

(a)     reasonable and customary cash discounts, trade and quantity discounts, promotional discounts or stocking allowances, rebates, chargebacks and other allowances;

(b)     reasonable and customary credits and allowances taken upon rejection, return or recall of Licensed Product;

(c)     retroactive price reductions that are actually allowed or granted;

(d)     actual deductions to gross invoice price of the Licensed Product imposed by Regulatory Authorities or other Governmental Authorities specifically identified on the applicable invoice and not subsequently reimbursed or credited by Regulatory Authorities or other Governmental Authorities;

(e)     the amount invoiced to cover bad debt, provided that such amount shall not exceed [***] percent ([***]%) of the underlying sales and such amount shall be added back to Net Sales if and when collected;

(f)     reasonable and customary transportation charges and other charges directly related thereto, such as insurance, in each case, to the extent actually incurred and not charged to or reimbursed by the customer;

(g)     reasonable and customary freight and insurance costs incurred with respect to the shipment of Licensed Product to customers, in each case if charged separately and invoiced to the customer; and

(h)     sales, use, value-added, excise and other similar taxes (excluding income taxes), all to the extent added to the sales price and paid and not refundable in accordance with Applicable Law.

The methodology for calculating (a)–(f) shall conform to GAAP consistently applied by Licensee and its Affiliates across its product lines. No amount for which deduction is permitted pursuant to this Section 1.46 shall be deducted more than once. Licensed Products transferred to Third Parties in connection with Clinical and non-Clinical Trials, Licensed Product samples, compassionate sales or use, or an indigent program or similar bona fide arrangements in which the Licensee, its Affiliate or permitted sublicensee forego a normal profit margin for good faith business reasons shall give rise to Net Sales only to the extent that Licensee, the Affiliate or sublicensee receives amounts therefor.

With respect to Bundled Products, Net Sales, for purposes of determining royalty payments on such Bundled Product, shall be calculated by multiplying the Net Sales of the Bundled Product by the fraction A/(A+B), in which A is the net selling price of the Licensed Product portion of the Bundled Product when such Licensed Product is sold separately in the applicable country in the same potency during the applicable accounting period in which the sales of the Bundled Product were made, and B is the net selling price of the other independent components of the Bundled Product sold separately in the applicable country during the accounting period in question. All net selling prices of the independent components of such Bundled Product shall be calculated as the net selling price of the said components in the applicable country during the applicable accounting period for which the Net Sales are being calculated. In the event that, in any country or countries, no separate sale of either such above-designated Licensed Product or such above designated other independent components of the Bundled Product are made during the accounting period in which the sale was made or if net selling price for an independent component cannot be determined for an accounting period, Net Sales allocable to the Licensed Product in each such country shall be determined in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account, on a country-by-country basis, the relative contribution of each independent component in the bundle, and relative value to the end user of each such independent component.

Net Sales shall include the fair market value of all consideration received by Licensee, its Affiliates, and its sublicensees in respect of any sale of Licensed Products, whether such consideration is in cash, payment in kind, exchange for value or another form.

With respect to sales of Licensed Product invoiced in Dollars, Net Sales shall be determined in Dollars. With respect to sales of Licensed Product invoiced in a currency other than Dollars, the rate of exchange to be used in computing the amount of currency equivalent in Dollars shall be the rate of exchange as reported in the Wall Street Journal at the close of the last day of each month of the Calendar Quarter to which such sales relate.

Sales of Licensed Product among Licensee, its Affiliates, and its sublicensees, where such Licensed Product is ultimately resold by the purchaser to an unaffiliated Third Party, shall not be included in Net Sales hereunder, but the resale of such Licensed Product by such purchaser to the unaffiliated Third Party shall be included in Net Sales.

1.47     “NMPA” means the National Medical Products Administration under the PRC’s State Administration for Market Regulation, or any successor thereto. For the avoidance of doubt, the NMPA shall refer to the agency formerly known as the PRC’s Food and Drug Administration (CFDA).

1.48     “Patents” means (a) unexpired letters patent (including inventor’s certificates) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period (and which have not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement), including any substitution, extension, registration, confirmation, reissue, reexamination, supplementary protection certificates, confirmation patents, patent of additions, renewal or any like filing thereof; (b) pending applications for letters patent which have not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable Governmental Authority or court for whatever reason (and from which no appeal is or can be taken), and/or abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written consent, including any continuation, division or continuation-in-part thereof and any provisional applications; and (c) any international or regional counterparts to (a) and (b) above.

1.49     “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.50     “PRC” means the People’s Republic of China and for the purpose of this Agreement, excludes Taiwan, Hong Kong and Macao.

1.51     “Pre-Existing Company Patents” means the Patents Controlled by Company as of the Effective Date that are not Key Patents. A complete and accurate list of all Pre-Existing Company Patents is set forth in Exhibit B.

1.52     “Regulatory Approval” means any and all approvals (including Marketing Approvals, supplements, amendments, pre- and post-approvals, and pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or sale of a product in the particular regulatory jurisdiction.

1.53     “Regulatory Authority” means, in respect of a jurisdiction, any agency, department, bureau or other governmental entity with authority over the Development, manufacture, use or sale (including Marketing Approvals) with respect to products in the jurisdiction, including the FDA and the NMPA.

1.54     “Regulatory Materials” means regulatory applications (including Drug Approval Applications), submissions, notifications, registrations, and/or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to Develop, use, import, sell, offer to sell, register, market, manufacture, or otherwise Commercialize the Licensed Product in the Field for the Territory, along with any documents related to Regulatory Approval issued by a Regulatory Authority for the Territory.

1.55     “Royalty Term” means, on a region-by-region or country-by-country basis, the period that commences upon the First Commercial Sale of the Licensed Product in such region or country after receipt of Regulatory Approval in such region or country and terminates upon the last of: (a) the date on which the sale of such Licensed Product is no longer covered by a Valid Claim in such region or country; (b) expiration of regulatory exclusivity in such region or country; and (c) [***] ([***]) years from the First Commercial Sale of such Licensed Product in such region or country (the “Standard Royalty Term”); provided, however, that notwithstanding the preceding sentence, the Royalty Term for the Licensed Product in such region or country shall continue on an indication-by-indication basis for up to [***] ([***]) additional years in a region or country after the occurrence of the events in subsection (a), (b) and (c) so long as there is no Competing ADC Product for sale in such region or country for such indication (the “Additional Royalty Term”).

1.56     “Territory” means Greater China, Indonesia, Philippines, Vietnam, Thailand, South Korea, Malaysia, Singapore, and Mongolia.

1.57     “Third Party” means any Person other than (a) Company, (b) Licensee, (c) an Affiliate of Company or (d) an Affiliate of Licensee.

1.58     “Transfer Price” means the price at which Company shall transfer the Licensed Product to Licensee, which price shall be [***] percent ([***]%) of the COGS.

1.59     “U.S.” means the United States of America, including its territories, protectorates and possessions.

1.60     “Upstream Licenses” means all agreements with Third Parties as of the Effective Date, pursuant to which Company has licensed a certain part of the Company Patent and Company Know-How from such Third Parties, and such Third Parties are “Upstream Licensors.” Exhibit C contains a complete and accurate list of all Upstream Licenses.

1.61     “Valid Claim” means a claim of any Company Patent that covers the composition of matter of the Licensed Product whose validity, enforceability, or patentability has not been affected by any of the following: (a) expiration; (b) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (c) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal; provided that in the case of a pending claim in any such Company Patent, such claim shall be [***] years or less from the date that the first action on the merits (excluding restriction requirements, notices to file missing parts, and the like) was received in a patent application in which such claim is examined, and that has not been abandoned (without the possibility of refiling) or finally rejected by the applicable Governmental Authority or court (and from which no appeal is or can be taken).

1.62     “VAT” means value added tax.

Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
$60M mTNBC Milestone	8.2
Acquirer	2.7
Additional Royalty Term	1.55
Agreement	Preamble
Alliance Manager	3.2(a)
Combination Trial	2.1(c)
Commercial Quality Agreement	7.2
Commercial Supply Agreement	7.2
Commercialization Plan	6.2
Company	Preamble
Company Indemnitees	12.1
Confidential Information	11.1
Development Plan	5.2
ER+ HER2- mBC	5.3
Exchange Act	11.4(c)
[***] Period	6.3(b)(i)
Fourth Indication Milestone	8.2
Improvements	10.1
Indemnitee	12.3(a)
Indemnitor	12.3(a)
Joint Inventions	10.1
Joint Patent	10.4(c)
JSC	3.1(a)
Liscensee	Preamble
Licensee Indemnitees	12.2
Licensee Mark(s)	14.6(d)
Mark	10.10

Definition	Section
mTNBC	1.23
Non-Commercial Quality Agreement	7.1(b)
Non-Commercial Supply Agreement	7.1(b)
OS	0
Party	Preamble
PFS	0
Priority Indications	5.3
Product Infringement	10.5(a)
Publication	11.5
RPI	11.2(g)
Sole Inventions	10.1
Standard Royalty Term	1.55
Supply Price Cap	7.3
Term	14.1
Third Party License	2.6
Transferred Materials	5.11(a)
UC Upstream Licensors	1.60

ARTICLE 2

LICENSES AND RELATED RIGHTS AND OBLIGATIONS

2.1     Grant of Rights to Licensee.

(a)     License. Subject to the terms and conditions of this Agreement, Company hereby grants to Licensee an exclusive (even as to Company and its Affiliates, but subject to Company’s retained rights set forth in Section 2.1(d)), royalty-bearing license, with the right to grant sublicenses in accordance with Section 2.1(b), under the Company Patents, Company Know-How, and Company’s interest in the Joint Patents and Joint Inventions, to Develop, use, import, export, offer for sale, sell, and otherwise Commercialize Licensed Products in the Field in the Territory. For clarity, the foregoing license does not include the right to make or have made Licensed Products.

(b)     Sublicensing. The licenses granted to Licensee in Section 2.1(a) shall be sublicenseable solely (i) to Licensee’s Affiliates freely; and (ii) to Third Parties in the Territory with Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any sublicense that Licensee grants hereunder shall be consistent with, and subject to, the terms and conditions of this Agreement. Licensee shall be responsible for all of its sublicensees’ activities and any and all failures by its sublicensees to comply with the applicable terms of this Agreement. In no event shall Licensee’s granting of any sublicense relieve Licensee of any of its obligations under this Agreement. Licensee shall provide Company with a true and complete copy of each proposed sublicense agreement with a sublicensee and each proposed amendment thereto prior to execution to permit Company to review such sublicense agreement and/or amendment and to exercise its consent right, and upon execution shall provide a fully executed copy. In each sublicense that Licensee or its sublicensee grants hereunder, Licensee shall, and shall cause its sublicensee to, require that, upon a termination of such sublicense, the sublicensee must assign to Licensee, and provide to Licensee full copies of, all Regulatory Approvals and Regulatory Materials that relate to Licensed Products and are owned or controlled by such sublicensee (such that Licensee shall be able to, pursuant to Section 14.6(b), assign to Company), and provide Company with full copies of, all such Regulatory Approvals and Regulatory Materials upon termination of this Agreement. In addition, Licensee shall ensure that any sublicense that Licensee grants hereunder explicitly states that such sublicense shall immediately terminate upon termination of this Agreement.

(c)     Combination Trial. Subject to the JSC’s approval in accordance with Section 3.1, Licensee shall also be permitted to (and to grant sublicenses to Affiliates or Third Parties in accordance with Section 2.1(b)) to conduct Clinical Trials in the Territory administering any of the Licensed Products in combination with the Licensee's, its Affiliate's, or a Third Party’s proprietary product (a "Combination Trial").

(d)     Company Retained Rights. Notwithstanding Section 2.1(a) but subject to Section 2.7, Company retains the right under the Company Patents and Company Know-How (a) to fulfill, either itself or through subcontractors, its obligations under this Agreement, including its manufacturing and supply obligations under ARTICLE 7; and (b) to research, Develop, manufacture and use the Licensed Product for the sole purpose of (i) obtaining Regulatory Approvals for the Licensed Product outside the Territory and (ii) Commercializing the Licensed Products outside the Territory irrespective of where such activities occur in the world, including the Territory. For clarity, Company retains all rights to make and have made Licensed Products, all rights with respect to compounds and products other than Licensed Products, and all rights with respect to countries outside the Territory.

2.2     Grant of Rights to Company.

(a)     Licenses. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Company, under the Licensee Patents, Licensee Know-How and Licensee’s interest in the Joint Patents and Joint Inventions, (i) a non-exclusive, worldwide, royalty-free, fully paid license, with the right to grant sublicenses in accordance with Section 2.2(b), to fulfill, either itself or through subcontractors, its obligations under this Agreement, including its manufacturing and supply obligations under Article 7; and (ii) an exclusive (even as to Licensee and its Affiliates), royalty-free, fully paid license, with the right to grant sublicenses in accordance with Section 2.2(b) solely to (A) to Develop, use, import, make, have made, offer for sale, sell, and otherwise Commercialize Licensed Products outside the Territory; (B) to conduct research, Development and manufacturing activities in the Territory solely in support of the Regulatory Approval of Licensed Products outside the Territory; and (C) make and have made Licensed Products anywhere in the world.

(b)     Sublicensing. The license granted to Company in clause (i) of Section 2.2(a) shall be sublicenseable solely to Company’s Affiliates or to any of Company’s subcontractors or sublicensees. The license granted to Company in clause (ii) of Section 2.2(a) may be freely sublicensed by Company through multiple tiers. Any sublicense that Company grants hereunder shall be consistent with the terms and conditions of this Agreement.

2.3     No Non-Permitted Use. Each Party hereby covenants that it shall not, nor shall it cause or permit any Affiliate or sublicensee to use or practice, any of the other Party’s intellectual property rights licensed to it under this Article 2 except for the purposes expressly permitted in the applicable license grant(s).

2.4     No Other Licenses. No rights or licenses in or to any intellectual property, whether by implication, estoppel, or otherwise, are hereby granted, other than the license rights that are expressly granted under this Agreement.

2.5     Upstream Licenses. Licensee acknowledges and agrees that the license granted by Company to Licensee pursuant to Section 2.1(a) constitutes a sublicense under each applicable Upstream License. Company shall bear all costs, expenses, and payments owed by Company to Upstream Licensors under each applicable Upstream License.

2.6     Third Party Licenses. During the Term, Licensee shall be solely responsible for all costs and expenses of any license or other agreement entered into by Licensee during the Term in order to lawfully Develop and Commercialize Licensed Products in the Field in the Territory by Licensee, its Affiliates, or its sublicensees (each a “Third Party License”). Licensee shall ensure that each Third Party License that Licensee (or any Affiliate or sublicensee) enters into related to Licensed Products contains provision(s) permitting such Third Party License to be assigned in accordance with Section 14.6(e).

2.7     Exclusivity. Licensee hereby covenants that, during the Term, neither it nor its Affiliates shall, directly or indirectly (including via a license to a Third Party), Develop, market, promote, sell, or otherwise Commercialize any Competing Product in the Field in the Territory. Company hereby covenants that, during the Term, neither it nor its Affiliates shall, directly or indirectly (including via a license to a Third Party), market, promote, sell, or otherwise Commercialize any Competing Product in the Field in the Territory. In the event that after the Effective Date a Third Party (an “Acquirer”) acquires Licensee or otherwise becomes Licensee’s successor in interest with respect to this Agreement and such Acquirer or any of its Affiliates is Developing, manufacturing and/or Commercializing a Competing Product, then within [***] calendar days of the closing of such acquisition, either (a) Licensee or its successor in interest shall return all rights to the Licensed Product to Company, including assigning all Patents relating solely to the Licensed Product that were owned by Licensee or its Affiliate immediately prior to such transaction, or (b) Acquirer and all of its Affiliates shall cease all Development, manufacturing and/or Commercialization activities with respect to such Competing Product; provided, however, that Company may waive such requirement upon written notice to Licensee. For avoidance of doubt, Licensee shall have the right to Develop and Commercialize products or treatments that can be combined with or sequentially applied before/after the Licensed Product (e.g. immunotherapy, PARP inhibitor or CDK4/6 inhibitor); provided, however, sales of such products or treatments when sold together with a Licensed Product shall be included in Net Sales as a Bundled Product.

ARTICLE 3

GOVERNANCE AND MANAGEMENT

3.1     Joint Steering Committee.

(a)     Formation. Within sixty (60) calendar days following the Effective Date, the Parties shall form a joint steering committee (the “JSC”) comprised of three (3) representatives of each of the Parties, unless otherwise agreed by the Parties. One representative of Licensee at the JSC shall be selected to act as the chairperson of the JSC. The JSC shall meet at least four (4) times per year until the receipt of the first Marketing Approval with respect to a Licensed Product in the Territory, and thereafter shall meet at least two (2) times per year. Each Party may also schedule a meeting of the JSC on an ad hoc basis at any time upon two (2) weeks’ notice to the other Party, subject to the reasonable availability of the JSC members. Meetings of the JSC may be conducted by videoconference, teleconference or in person, as agreed by the Parties. The JSC shall agree upon the time and location of the meetings. The chairperson, or his or her designee, shall circulate an agenda for each meeting approximately one week before the date scheduled for the meeting, and shall include all matters requested to be included on such agenda by either Party. The chairperson, or his or her designee, shall take complete and accurate minutes of all discussions occurring at the JSC meetings and all matters decided upon at the meetings, except that matters reflecting legal advice of counsel shall not be included in such minutes. A copy of the draft minutes of each meeting shall be provided to each Party by the chairperson, or his or her designee, after each meeting, and such minutes shall be reviewed by the JSC members, any needed changes discussed and final minutes agreed to and provided to each Party within thirty (30) calendar days after each meeting unless otherwise agreed upon by the Parties. A reasonable number of additional representatives of a Party may attend meetings of the JSC in a non-voting capacity upon written notice to the other Party. Each Party is responsible for their travel costs and expenses associated with attending meetings.

(b)     JSC Functions and Powers. The responsibilities of the JSC shall be as follows:

(i)     encouraging and facilitating communication between the Parties with respect to the Development and Commercialization of Licensed Products;

(ii)     providing a forum for the Parties to discuss and mutually agree on the overall strategy and priorities for Development of Licensed Products in the Field in the Territory and to assist Company in coordinating Development activities outside Territory;

(iii)     providing a forum for the Parties to discuss and mutually agree on an initial Development Plan (prepared as described in Section 5.2) and updates or amendments, as appropriate, to the Development Plan;

(iv)     providing a forum for the Parties to discuss the conduct of any Combination Trial;

(v)     monitoring the progress of the Development of Licensed Products against the Development Plan and each Party’s diligence in carrying out its responsibilities thereunder;

(vi)     providing a forum for the Parties to discuss the Commercialization Plan (prepared as described in Section 6.2);

(vii)     monitoring the progress of the Commercialization of Licensed Products against the Commercialization Plan and each Party’s diligence in carrying out its responsibilities thereunder;

(viii)     establishing projected timelines for the performance of Development and Commercialization activities and goals (other than any timelines expressly set forth in this Agreement); provided, however, that to the extent such timelines are not met by Licensee in a certain region or country, the JSC shall discuss in good faith to decide (A) whether to modify the timelines for such Development activities in such region or country, or (B) how to address any unmet timelines.

(ix)     establishing subcommittees on an as-needed basis, and overseeing the activities of all subcommittees, and attempting to resolve disputes or disagreements arising in all such subcommittees; and

(x)     carrying out the other duties and responsibilities described for it in this Agreement.

(c)     JSC Decision Making. The JSC is intended to serve primarily as an advisory body and to serve as a forum for the Parties to discuss matters relating to this Agreement and to provide a convenient mechanism for implementation of any review and/or approval rights granted to a Party under this Agreement. However, to the extent that the JSC is required to make a decision on a matter, all such decisions of the JSC shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote, irrespective of the number of representatives it has on the JSC. If after reasonable discussion and consideration of each of the Parties’ views on a particular matter before the JSC, the JSC is unable to reach a decision by unanimous vote on that matter within fifteen (15) Business Days, then such matter shall be referred to the Executive Officers of both Parties for resolution. The Executive Officers shall confer with each other as soon as reasonably practicable, and if the Executive Officers are unable to reach a mutually agreeable decision on such matter within fifteen (15) Business Days after such referral, then the Executive Officer of Licensee shall have the final decision making authority on such matter to the extent such matter is solely related to the activities with respect to the Licensed Product in the Territory except for those decisions that would reasonably be expected to have (i) a material adverse effect on the research, Development, manufacture, or Commercialization of the Licensed Product outside the Territory or (ii) a material adverse effect on the Global Study, in each such case of (i) and (ii) the Executive Officer of Company shall have the final decision making authority on such matter. The JSC shall not have any authority other than that expressly set forth in Section 3.1(b) and, specifically, shall have no authority (A) to amend or interpret this Agreement, (B) to determine whether or not a Party has met its diligence or other obligations under this Agreement, or (C) to determine whether or not a breach of this Agreement has occurred.

3.2     Alliance Managers.

(a)     Appointment. Each Party shall appoint an individual to act as the point of contact between the Parties (each, an “Alliance Manager”). Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.

(b)     Responsibilities. Alliance Managers shall be non-voting participants at the JSC meetings to the extent they are not representatives of the Parties at the JSC. An Alliance Manager may bring any matter to the attention of JSC if such Alliance Manager reasonably believes that such matter warrants such attention. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within the JSC. In addition, each Alliance Manager: (i) shall be the point of first referral in all matters of conflict resolution; (ii) shall coordinate the relevant functional representatives of the Parties in developing and executing strategies and plans for the Licensed Products in an effort to ensure consistency and efficiency throughout the world; (iii) shall provide a single point of communication for seeking consensus both internally within the respective Parties’ organizations and between the Parties regarding key strategy and plan issues; (iv) shall identify and bring disputes to the attention of the JSC in a timely manner; (v) shall plan and coordinate cooperative efforts and internal and external communications; and (vi) shall take responsibility for ensuring that governance activities, such as the conduct of JSC meetings and production of meeting minutes, occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

ARTICLE 4

TRANSFER AND TECHNICAL ASSISTANCE

4.1     Transfer of Company Know-How. Within [***] calendar days after the Effective Date, Company shall transfer all Information, documents and reports comprising all Company Know-How as of the Effective Date, including those listed in Exhibit D. During the Term, Company shall provide Licensee with additional necessary or reasonably useful Information, documents, and reports comprising the Company Know-How that is necessary or reasonably useful for Licensee to Develop and Commercialize Licensed Products, to the extent such Information, documents, and reports come to Company’s attention (or are reasonably requested by Licensee) and have not previously been provided to Licensee.

4.2     Assistance by Company. At Licensee’s reasonable request, Company shall cooperate with Licensee to provide such reasonable technical assistance as may be necessary in connection with (a) the transfer to Licensee of the Development of Licensed Products in the Territory and (b) the seeking of Regulatory Approval for Licensed Products in the Territory, in each case as is consistent with the capacity and capabilities of Company. Licensee will compensate Company for such assistance by making cash payments to Company equal to Company’s Fully Burdened Cost of providing such assistance, based on written invoices provided by Company from time to time; provided, however, that Company shall (i) for the first [***] months following the Effective Date, provide a reasonable amount of hours of such assistance pursuant to this Section 4.2 to Licensee free of charge (for clarity, such amount shall be uncapped for so long as it is reasonable); (ii) thereafter, provide up to [***] total hours of employee and/or full-time contractor time per month pursuant to this Section 4.2 free of charge. For clarity, Licensee shall not be responsible for any costs or expenses incurred by Company, its Affiliates or their respective employees or contractors for the normal activities performed by Company’s employees and contractors at the JSC level, routine communications or activities regarding the Development and Commercialization in the Territory, communications with or between Licensee’s and/or Company’s executive officers (including CEO, CFO, COO, CFO, CBO, CMO) and the like, including discussing, updating, and reviewing the Development Plan and Commercialization Plan.

ARTICLE 5

DEVELOPMENT

5.1     Research and Development Responsibility. Licensee shall have sole responsibility and discretion for the Development of Licensed Products in the Field in the Territory, subject to the oversight of the JSC and its decision making authority in accordance with Section 3.1(c). Company shall, at Licensee’s cost and expense, reasonably cooperate with Licensee for such Development of the Licensed Products in the Territory, including providing to Licensee all data Controlled by Company or its Affiliates during the Term to the extent necessary or reasonably useful for (a) the Development of the Licensed Product in the Field in the Territory and (b) obtaining and maintaining of any Regulatory Approvals of the Licensed Product in the Field in the Territory, in each case, at Company’s cost. Notwithstanding the foregoing, Company shall (i) for the first [***] months following the initiation of the Development of the Licensed Product in accordance with the Development Plan, provide a reasonable amount of hours of such assistance to Licensee pursuant to this Section 5.1 free of charge (for clarity, such amount shall be uncapped for so long as it is reasonable); (ii) thereafter, provide up to [***] total hours of employee and/or full-time contractor time per month pursuant to this Section 5.1 free of charge. For clarity, Licensee shall not be responsible for any costs or expenses incurred by Company, its Affiliates or their respective employees or contractors for the normal activities performed by Company’s employees and contractors at the JSC level, routine communications or activities regarding the Development and Commercialization in the Territory, communications with or between

Licensee’s and/or Company’s executive officers (including CEO, CFO, COO, CFO, CBO, CMO), and the like, including discussing, updating, and reviewing the Development Plan and Commercialization Plan.

5.2     Development Plan. The Development of Licensed Products shall be governed by a written multi-year, research and Development plan that sets forth the anticipated research, preclinical and clinical Development activities to be performed with respect to Licensed Products throughout the Territory, including clinical and registrational strategies and priorities, trial designs, planned sample sizes, data readouts and regulatory submissions, and projected timelines. for completion of such activities (the “Development Plan”). The Parties, via JSC, shall finalize an initial Development Plan no later than [***] calendar days after the Effective Date.

5.3     Priority Indications. The Parties agree that each of the following indications shall be a “Priority Indication” in the initial Development Plan: mTNBC (3rd line), estrogen receptor-positive human epidermal receptor 2-negative metastatic breast cancer (excluding mTNBC) (“ER+ HER2- mBC”), metastatic urothelial bladder cancer (“UC”), and a fourth indication to be mutually agreed upon by the Parties in the initial Development Plan pursuant to Section 5.2. During the Term, each Party may propose additional indications to be Developed in the Territory along with their projected timelines, trial designs, and planned sample sizes, in the updated or amended Development Plan for the JSC’s review and approval. After JSC’s approval, such indications shall be deemed Priority Indications and Licensee shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approvals for the Licensed Product for such indications in accordance with the updated or amended Development Plan.

5.4     Amendment to the Development Plan. On a semi-annual basis (no later than March 31 or September 30 of each Calendar Year, commencing on June 30, 2019), or as often as the Parties deem appropriate, the Parties, via JSC, shall update or amend, as appropriate, the then-current Development Plan. Such updates and amendments shall reflect any agreed changes to the then-current agreed-upon Development activities, including proposal of any new indications to be Priority Indications or removal of any existing Priority Indication. Once approved by the JSC, such amended Development Plan shall become effective immediately and supersede the then-current Development Plan immediately prior to such approval. In the event of any inconsistency between the Development Plan and this Agreement, the terms of this Agreement shall prevail.

5.5     Clinical Trials. All Clinical Trial protocols for Licensed Product in the Territory shall be reviewed and approved by Company prior to any patient enrollment; provided that Company shall in good faith approve or propose amendments to any such Clinical Trial protocols within thirty (30) calendar days.

(a)     Global Study. Company shall consider in good faith to include any regions or countries in the Territory in any Global Study. For clarity, inclusion of any region or country in the Territory in a Global Study shall be at the sole discretion of the Company.

(i)     With respect to any Global Study that involves Clinical Trial sites in the Territory, Company shall provide the JSC with a study schematic and rationale for the study prior to initiation of such study for Licensee’s review and invite Licensee to participate in such study.

(ii)    If Licensee elects to participate in such Global Study, then (A) Licensee shall be responsible for enrolling in the Territory a certain number of patients, as reasonably determined by Company, for such Global Study (such number of patients shall not exceed [***] percent ([***]%) of the number of the total patients enrolled in such Global Study unless mutually agreed upon by the Parties); provided, however, that if Licensee considers the total enrollment in the Territory along with the overall enrollment in such Global Study to be insufficient to support obtaining Regulatory Approval for the Licensed Product in the Field in the Territory, upon reasonable consultation with Company, Licensee shall have the right to enroll additional patients for the Clinical Trials conducted by Licensee in the Territory that may or may not be part of such Global Study unless such additional enrollment would reasonably be expected to have a material adverse effect on the Global Study and provided that Licensee’s desire to continue enrollment in the Territory cannot materially negatively impact the sufficiency of the Global Study or materially impede Company’s ability to conduct a Global Study database lock and analysis based on Company’s original timelines for the Global Study; (B) Company shall provide Licensee with access to all data generated during such Global Study including a right of reference for the Licensed Product in the Field in the Territory; (C) Licensee shall bear all direct costs in connection with enrolling in the Territory the number of patients that will be part of such Global Study set in accordance with the clause (A) of this Section 5.5(a)(ii); and (D) Company shall be responsible for all other costs and expenses for such Global Study. Notwithstanding the foregoing, Licensee shall be obligated to participate in the Global Study for each of ER+ HER2- mBC and UC unless otherwise mutually agreed upon by the Parties.

(iii)     If Licensee elects not to participate in any Global Study involving Clinical Trial sites in the Territory, then (A) Company shall keep Licensee reasonably informed of any progress of any such Global Study involving Clinical Trial sites in the Territory; and (B) Company shall consider in good faith any comments or suggestions provided by Licensee related to such Global Study that involves Clinical Trial sites in the Territory.

(iv)     For clarity, in all cases, including if Licensee elects not to participate in a Global Study, Company shall provide Licensee with all data generated from such Global Study for Licensee to use solely for purposes of Developing Licensed Products in the Field in the Territory, including a right of reference in the Field in the Territory.

5.6     Developmental Diligence. Licensee shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for the Licensed Product in the Field throughout the Territory for the Priority Indications in accordance with the Development Plan. Licensee shall use Commercially Reasonable Efforts to, but not guarantee to, obtain reimbursement for the Licensed Product in the Territory for all Priority Indications; provided, however, that Company shall provide all reasonable assistance to Licensee as requested by Licensee, including providing all necessary or reasonably useful Information Controlled by Company. Without limiting the generality of the foregoing, Licensee shall, either itself or through an Affiliate or sublicensee, use Commercially Reasonable Efforts to (a) perform all of its obligations under the Development Plan in accordance with the projected time schedules set forth therein and (b) assign a dedicated clinical team to accelerate the Development in the Territory, including, but not limited to, a regulatory lead, a commercial Development lead, a medical director, a medical scientist, a safety physician, a study director, a project manager, and a data manager.

5.7     Costs of Development. Licensee shall pay all costs associated with the Development of the Licensed Products in the Territory unless such costs are incurred in the Territory as part of a Global Study, in which case Section 5.5(a) shall govern.

5.8     Records; Reports. Licensee shall prepare and maintain complete and accurate records of all activities of Licensee under the Development Plan and all Information resulting from such activities in sufficient detail and in a good scientific manner for the purposes of filing for Patent and Regulatory Approvals. The JSC shall have the right to review such records upon reasonable requests. Licensee shall provide the JSC with regular reports summarizing in reasonably sufficient details its activities under the Development Plan and the outcomes of such activities reasonably in advance of any regularly scheduled JSC meeting. At the JSC’s reasonable request, Licensee shall provide the JSC with any requested additional Information regarding its Licensed Product Development activities no later than [***] calendar days following such request. Without limiting the forgoing, Licensee shall promptly inform Company of any significant Development or regulatory event relating to Licensed Products in the Territory, including the initiation or completion of a Clinical Trial, the submission of a regulatory filing, the receipt of a response to such regulatory filing, or any major adverse event for the Licensed Products. At the JSC’s reasonable request and to the extent permitted under Applicable Law, Company shall from time to time update the JSC with its Development efforts with respect to Licensed Product.

5.9     Development Data. During the Term, at no additional cost to Company, Licensee shall promptly disclose and provide Company with copies of Development Data and Regulatory Materials that come to Licensee’s attention (or that are reasonably requested by Company) and that have not previously been provided to Company by Licensee. For any documents that are not in English, Licensee shall prepare and provide to Company English translations of such documents (to the extent such documents were not translated from English documents provided to Licensee by Company). Company shall have the right, without any additional payment, to access and use such Development Data and Regulatory Materials in support of the Development (including seeking Regulatory Approval), manufacturing, and/or Commercialization of Licensed Product by Company, its Affiliates or licensees outside the Territory. Within [***] calendar days following the Effective Date, the Parties shall enter into a mutually agreeable Safety Information Exchange Agreement to govern the exchange of Development Data in connection with this Agreement. Licensee shall ensure that its sublicensees, research and clinical partners, and other Third Parties with which Licensee conducts Development or any other activities with respect to Licensed Product to comply with the obligations substantially similar to those in this Section 5.9.

5.10     Regulatory Responsibility.

(a)     Licensee, its Affiliates, and/or permitted sublicensees shall be the legal and beneficial owner of all Regulatory Approvals for Licensed Product in the Field in the Territory and Regulatory Materials relating to such Regulatory Approvals in the Field in the Territory shall be filed by, and in the name of, Licensee (or its Affiliates or permitted sublicensees, as the case may be); provided that (i) the Parties shall use good faith efforts to cooperate to effectuate this Section 5.10, and (ii) in the event that after the Parties’ use of good faith efforts, Licensee, its Affiliate, and/or permitted sublicensee is unable to become the legal and beneficial owner of the Regulatory Approvals for Licensed Products in the Field in the Territory (or it is determined to be commercially infeasible for Licensee, its Affiliate, and/or permitted sublicensee to be the legal and beneficial owner of all Regulatory Approvals) in order to exercise its rights and perform its obligations under this Agreement, (A) Company shall be the legal and beneficial owner of the Regulatory Approvals for Licensed Product in the Field and in the Territory, (B) Company hereby designates Licensee, its Affiliates, and/or permitted sublicensees as Company’s regulatory agent and exclusive general distributor for the Licensed Product in the Territory, and (C) to the extent later permitted by Applicable Law, Company shall promptly cooperate with Licensee, its Affiliates, and/or permitted sublicensees, including but not limited to transferring and assigning all Regulatory Approvals and Regulatory Materials to Licensee, its Affiliates, and/or permitted sublicensees, to allow Licensee, its Affiliates, and/or permitted sublicensees to be the legal and beneficial owner of all Regulatory Approvals for Licensed Products in the Field in the Territory. As such, Licensee, its Affiliates, and/or permitted sublicensees shall be solely responsible for reporting all adverse drug reactions related to Licensed Products to the appropriate Regulatory Authorities in the relevant countries in the Territory, in accordance with Applicable Law of such countries. Licensee, its Affiliates, and/or permitted sublicensees shall also be solely responsible for attending all meetings with Regulatory Authorities and fulfilling all post-Regulatory Approval commitments to Regulatory Authorities; provided that (y) in Licensee’s sole discretion, Licensee, its Affiliates, and/or permitted sublicensees may ask Third Party experts to attend any meetings with Regulatory Authorities, and (z) Company shall provide reasonable assistance to Licensee, its Affiliates, and/or permitted sublicensees, including but not limited to providing Company personnel to attend meetings with Regulatory Authorities with Licensee, its Affiliates, and/or permitted sublicensees, upon Licensee’s reasonable request and at Licensee’s cost and expense.

(b)     During the Term, Licensee shall keep Company reasonably and regularly informed of the submission to Regulatory Authorities of all material Regulatory Materials, meetings with Regulatory Authorities, and receipt of, or any material changes to existing, Regulatory Approvals, in each case for the Licensed Product in the Territory. Any new Regulatory Materials, to the extent created by Licensee, its Affiliates or its sublicensees, shall be provided to Company at least [***] calendar days prior to the submission to Regulatory Authorities (or at a different time mutually agreed upon by the Parties) for the Company’s review, and Licensee shall consider in good faith any comments Company may have on such Regulatory Materials.

(c)     Without limiting the foregoing, Licensee shall keep Company reasonably informed, in a timely manner, of any Information that Licensee receives (directly or indirectly) that (i) raises any material concerns regarding the safety or efficacy of the Licensed Product; (ii) indicates or suggests a potential material liability of either Party to Third Parties in connection with the Licensed Product; (iii) is reasonably likely to lead to a recall or market withdrawal of the Licensed Product; or (iv) relates to the Licensed Product and is reasonably likely to have a material adverse impact on a Regulatory Approval or the Commercialization of the Licensed Product.

(d)     Company hereby grants to Licensee a right of reference to all Regulatory Materials Controlled by Company with respect to Licensed Products as of the Effective Date and during the Term solely for the purpose of obtaining or maintaining the Regulatory Approvals for the Licensed Product in the Territory. Licensee hereby grants to Company a right of reference to all Regulatory Materials Controlled by Licensee, its Affiliates, or its permitted sublicensees with respect to Licensed Products during the Term solely for the purpose of obtaining or maintaining the Regulatory Approvals for Licensed Product outside the Territory.

(e)     Details regarding the management of information of adverse events related to the clinical Development and the use of the Licensed Product in and outside the Territory shall be delineated in a separate pharmacovigilance agreement that shall be agreed to by the Parties within [****] calendar days after the Effective Date. Each Party shall be primarily responsible for filing of all required reports with respect to adverse events in its own territory as required under Applicable Law.

(f)     Notwithstanding anything in this Agreement or the Development Plan to the contrary, Licensee must (i) (w) apply to the NMPA for the applicable Clinical Trial approval or Regulatory Approval for mTNBC cancer in PRC within [***] months of Marketing Approval by the FDA of the Drug Approval Application for the mTNBC indication (provided that all documents for U.S. approval reasonably necessary for Licensee to file for Clinical Trial approval or Regulatory Approval (as applicable) have been transferred to Licensee), and (x) if needed, perform an add-on Clinical Trial for the mTNBC Indication, and (ii) apply to the NMPA for the Regulatory Approval for each other Priority Indication (y) within [***] months of the filing of a Drug Approval Application for the Licensed Product for the same Priority Indication by Company in the U.S. if the PRC is included in the Global Study for such Priority Indication or (z) within [***] months of any Regulatory Approval of the Licensed Product for the same Priority Indication in the U.S. if (A) the PRC is not included in the Global Study for such Priority Indication and (B) nonetheless the data from the Global Study for such Priority Indication is deemed sufficient for a Drug Approval Application by the NMPA and no additional Clinical Trial is needed; provided, however, that (1) Licensee may request Company’s consent for a reasonable extension to any time period set forth in clauses (i)-(ii) to the extent it has been reasonably diligent and actively pursuing Development for such, such consent not to be unreasonably withheld, conditioned or delayed; and (2) Company shall provide all relevant data Controlled by Company or its Affiliates to the extent necessary or reasonably useful for such filing pursuant to the terms and conditions hereunder at least, to the extent feasible, [***] months prior to any anticipated filing date of any filing to the NMPA by Licensee. The Parties shall mutually agree upon filing timelines for Regulatory Approval related to any indications in addition to the Priority Indications.

(g)     Licensee shall be responsible for, and bear the costs of, all regulatory activities with respect to the Licensed Product in the Territory.

5.11     Materials; Limited Use.

(a)     Transfer of Materials. In order to facilitate the Development Plan, Company shall, to the extent allowed by Applicable Law, provide to Licensee, its permitted Affiliates or sublicensees, certain Materials owned by Company or its Affiliates that are necessary or reasonably useful for Licensee to perform its obligations under the Development Plan or this Agreement (“Transferred Materials”).

(b)     Limited Use. Licensee shall use the Transferred Materials solely for the activities provided for in this Agreement (including the Development Plan). Except as necessary or reasonably useful to carry out the activities described in this Agreement and the Development Plan, Licensee, or any of its permitted Affiliates or sublicensees shall not, without the express prior written consent of Company, (i) cause or permit the transfer of any Transferred Materials or any Materials derived therefrom to any Third Party, or (ii) attempt to reverse engineer, reconstruct, synthesize or otherwise modify or copy any Transferred Materials.

(c)     Experimental Material. The Parties acknowledge that the Transferred Materials are experimental in nature and may have unknown characteristics and therefore agree to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of the Transferred Materials.

(d)     Compliance with Laws. Each of the Parties shall use the Transferred Materials in compliance with Applicable Law.

ARTICLE 6

COMMERCIALIZATION

6.1     Commercialization of Licensed Products. Licensee shall have sole responsibility for Commercialization of Licensed Products in the Field in the Territory, subject to Section 3.1. Licensee shall have the sole discretion with respect to the Commercialization, Commercialization strategies, and pricing of the Licensed Products in the Field in the Territory. Notwithstanding the foregoing, Company shall, at Licensee’s cost and expense, reasonably cooperate with Licensee by providing all data Controlled by Company or its Affiliates during the Term to the extent necessary or reasonably useful for (a) the Commercialization of the Licensed Product in the Field in the Territory and (b) obtaining and maintaining of any Marketing Approvals of the Licensed Product in the Field in the Territory. Notwithstanding the foregoing, Company shall (i) for the [***] months following the initiation of the Commercialization of the Licensed Product, provide a reasonable amount of hours of such assistance to Licensee pursuant to this Section 6.1 free of charge (for clarity, such amount shall be uncapped for so long as it is reasonable); (ii) thereafter, provide up to [***] total hours of employee and/or fulltime contractor time per month pursuant to this Section 6.1 free of charge. For clarity, Licensee shall not be responsible for any costs or expenses incurred by Company, its Affiliates or their respective employees or contractors for the normal activities performed by Company’s employees and contractors at the JSC level, routine communications or activities regarding the Development and Commercialization in the Territory, communications with or between Licensee’s and/or Company’s executive officers (including CEO, CFO, COO, CFO, CBO, CMO) and the like, including discussing, updating, and reviewing the Development Plan and Commercialization Plan.

6.2     Commercialization Plan. Commercialization of the Licensed Product under this Agreement shall be governed by a written Commercialization plan that describes the anticipated Commercialization activities to be performed with respect to Licensed Product in the Territory by Licensee, its Affiliates, or it permitted sublicensees, as well as projected timelines and lineitem quarterly budgets for such activities (the “Commercialization Plan”). Each Commercialization

Plan shall address, in reasonable detail, call plans for detailing of Licensed Product, sales force training, sample distribution strategies and quantities, product positioning and communication strategy, and advertising. Licensee shall prepare and present to the JSC for review the initial Commercialization Plan no later than [***] months prior to the first anticipated Marketing Approval in the Territory; provided, however, that for clarity, the JSC shall not have the right to approve the Commercialization Plan. As often as Licensee deems appropriate, Licensee shall, update or amend the then-current Commercialization Plan; provided, however, that Licensee shall submit to the JSC an updated or amended Commercialization Plan on at least a semi-annual basis. Once presented to the JSC, such updated or amended Commercialization Plan shall become effective immediately and supersede the then-current Commercialization Plan immediately prior to such presentation. Licensee shall use Commercially Reasonable Efforts to perform the tasks and obligations set forth in the Commercialization Plan in accordance with the projected timelines set forth therein and in accordance with the terms and conditions of this Agreement. At Licensee’s request, Company shall provide additional Commercialization support for the Commercialization of the Licensed Product in the Territory, including, but not limited to, training, travel for training, global market research, global launch readiness, and other related Commercialization activities; provided, however, that Licensee shall reimburse Company for any reasonable costs and expenses incurred thereof. In the event of any inconsistency between the Commercialization Plan and this Agreement, the terms of this Agreement shall prevail.

6.3 Commercial Diligence.

(a)     Licensee shall use Commercially Reasonable Efforts, either by itself or through permitted Affiliates or sublicensees, to market, promote and Commercialize Licensed Products in the Field in the Territory, subject to any Regulatory Approvals that may be necessary in particular countries prior to conducting certain Commercialization activities.

(b)     Licensee shall use Commercially Reasonable Efforts to (i) Commercialize the Licensed Product in the Territory to maximize the commercial return; and (ii) allocate reasonably sufficient resources for conducting necessary Commercialization activities, including, but not limited to, fielding, training (including any reasonably necessary medical education) and supervising a sales force (including an appropriate management structure), in each case consistent with the Commercialization Plan. For the first [***] Priority Indications of the Licensed Product that Licensee (or such Affiliates or permitted sublicensee) obtains Regulatory Approvals for:

(i)     The Licensed Product, on an indication-by-indication and regionby- region basis, [***] following commercial launch of the Licensed Product for an indication in a region in the Territory for a period of [***] years after Licensee (or such Affiliates or permitted sublicensee) obtains the Marketing Approval for the Licensed Product for such indication in such region (the “[***]Period”); provided that if Licensee (or such Affiliate or sublicensee) obtains the Marketing Approval for the Licensed Product for a later indication within [***] years following the Marketing Approval for the Licensed Product for an earlier indication, the [***] Period for the Licensed Product for the earlier indication shall terminate automatically on the day immediately prior to the date of the Marketing Approval for the Licensed Product for the later indication.

(ii)     On an indication-by-indication and region-by-region basis, during the corresponding [***] Period for the Licensed Product for an indication in a region, incentives of Licensee’s (or such Affiliate’s or permitted sublicensee’s) sales representatives for the Licensed Product will be [***].

6.4     Commercialization Costs. Licensee shall be responsible for all costs and expenses associated with the Commercialization of Licensed Product in the Territory, including, but not limited to, importing, exporting, distributing, marketing, advertising, promoting and selling the Licensed Product in the Territory.

6.5     Commercialization Reporting. Licensee shall keep the JSC and Company regularly informed about all of Licensee’s efforts to Commercialize the Licensed Products, including progress towards meeting the goals and milestones in the Commercialization Plan, significant Developments in the Commercialization of the Licensed Products, any reasons for any deviations or variances (either in time or in sales or other numerical figures) in meeting sales projections, milestones or timelines in the Commercialization Plan, and any proposed changes in its marketing strategies. Such disclosures shall be made in a written report provided to the JSC and Company at least once every [***] months for as long as Licensed Products are being sold in the Territory.

6.6     Cross-Territory Sales. Neither Party shall Commercialize or authorize the Commercialization of any Licensed Product in the other Party’s territory. Neither Party shall, itself or through other Persons, directly solicit, advertise, sell, distribute, ship, consign, or otherwise transfer any Licensed Product outside such Party’s territory. Without limiting the generality of the foregoing, neither Party shall sell any Licensed Product to a purchaser if such Party knows, or has reasons to believe, that such purchaser intends to export such Licensed Product from such Party’s territory for sale outside such Party’s territory. Each Party shall use Commercially Reasonable Efforts to ensure that its Affiliates, sublicensees, distributors, and wholesalers comply with all of the foregoing obligations.

6.7     Right of First Negotiation for Co-Commercialization. In the event that after the Effective Date and during the Term that Company is acquired by an Acquirer, Licensee shall provide a copy of the Drug Approval Application in the PRC to Acquirer within [***] calendar days of the later of (a) Licensee’s receipt of Company’s written notice of the closing of such acquisition or (b) the date that Licensee files such Drug Approval Application. Within [***] calendar days after its receipt of such Drug Approval Application, Acquirer may provide written notice to Licensee of Acquirer’s interest in negotiating a license to co-Commercialize the Licensed Product in the Field in the Territory. Only if Acquirer provides notice to Licensee during such [***]-day period and Acquirer and Licensee are able to negotiate and reach a definitive agreement with respect to the co-Commercialization of the Licensed Product in the Territory within [***] calendar days from the date of such notice from Acquirer, shall Acquirer have the co-

Commercialization rights with respect to the Licensed Product in the Field in the Territory during the Term in accordance with such agreement.

ARTICLE 7

MANUFACTURING

7.1     Non-Commercial Supply of Licensed Product.

(a)     Subject to the terms of this Article 7, the Non-Commercial Supply Agreement and Non-Commercial Quality Agreement, Company shall, itself or through one or more Third Party contract manufacturers, supply all quantities of the Licensed Product as required (i) for Clinical Trials in the Territory at the Transfer Price or (ii) for quality inspection by Regulatory Authorities in the Territory at no cost to Licensee. Such quantities of the Licensed Product and the schedule of such supply shall be confirmed by the JSC and consistent with the Development Plan. Licensed Products for any patient assistance program in the Territory shall be supplied at no cost to Licensee in a manner and amount to be determined and approved by the JSC.

(b)     Non-Commercial Supply Agreement. Customary terms of forecasting and ordering procedures, Licensed Product specifications, and other operational matters relating to the supply of Licensed Product under Section 7.1(a) shall be set forth in a non-commercial supply agreement to be mutually agreed upon by the Parties consistent with this ArticleARTICLE 7 no later than [***] calendar days after the Effective Date (the “Non- Commercial Supply Agreement”). In connection with such Non-Commercial Supply Agreement, the Parties shall enter into a quality agreement governing the agreed upon specifications and other technical aspects of the Licensed Product and including all regulatory requirements for the Licensed Products for the Development of the Licensed Products in the Territory (the “Non-Commercial Quality Agreement”).

7.2     Commercial Supply Agreement. Within [***] following the Effective Date, the Parties shall negotiate in good faith and enter into a commercial supply agreement (the “Commercial Supply Agreement”) under which Company shall supply, itself or through one or more Third Party contract manufacturers, Licensed Products to Licensee for sale in the Field in the Territory consistent with this ArticleARTICLE 7. Subject to Section 7.3, Company shall supply Licensed Product in the final ready-to-use form or in vial form for final-packaging in the Territory at Transfer Price in accordance with the terms and conditions of the Commercial Supply Agreement. The Commercial Supply Agreement shall include customary forecasting and supply terms that Licensee shall provide Company with forecasts based on historical and future demands in the Territory on a quarterly basis. In connection with such Commercial Supply Agreement, the Parties shall enter into a quality agreement governing the agreed upon specifications and other technical aspects of the Licensed Product and including all regulatory requirements for the Licensed Products for the Commercialization of the Licensed Products in the Territory (the “Commercial Quality Agreement”). Notwithstanding anything to the contrary herein, the Parties may mutually agree to enter into one (1) supply agreement to govern all matters to be addressed in the Non-Commercial Supply Agreement and the Commercial Supply Agreement and one (1) quality agreement to govern all matters to be addressed in the Non-Commercial Quality Agreement and the Commercial Quality Agreement.

7.3     Commercial Supply Price Adjustment. If the Transfer Price for the Licensed Product for commercial sale exceeds (a) $[***] per gram after [***], (b) $[***] per gram after [***], (c) $[***] per gram after [***], or (d) $[***] per gram after [***] (each, the “Supply Price Cap”), then Licensee shall be entitled to deduct the excess from any royalty payments owed during the Term on sales of any Licensed Product on a Dollar-for-Dollar basis for so long as necessary to recoup the amounts Licensee paid to Company for Licensed Product at a Transfer Price that exceeded any applicable Supply Price Cap; provided, however, in no event shall Company be required to reimburse any amounts paid by Licensee to Company due to such excess.

7.4     Supply Shortage. In the event of a shortage of supply of the Licensed Product, whether due to a force majeure event or otherwise, Company shall allocate supplies of Licensed Product to Licensee for its Development and Commercialization efforts on a pro rata basis based off of Licensee’s remaining binding forecast under the Non-Commercial Supply Agreement and Commercial Supply Agreement and actual demand at the time of such supply; provided that in the event of a shortage of clinical supply of the Licensed Product to Licensee, Company shall (a) use Commercially Reasonable Efforts, to the extent reasonably practical, to convert any Licensed Products manufactured by Company or on Company’s behalf for Commercialization by any party to the Licensed Products that can be used by Licensee for Development in the Territory and (b) supply such converted Licensed Products to Licensee in accordance with the Non- Commercial Supply Agreement. For clarity, in the event that Company determines that supply of the Licensed Product to Licensee for Commercialization based off of the remaining binding forecast and actual demand constitutes [***] percent ([***]%) of all Licensed Product manufactured by Company or on Company’s behalf, Licensee shall be allocated [***] percent ([***]%) of all Licensed Product during such shortage, subject to reasonable adjustment from time to time due to changes in forecast and actual demand.

7.5     Manufacture by Licensee. Licensee shall not be permitted to manufacture Licensed Product inside or outside of the Territory without the written consent of Company. During the Term, upon Licensee’s request, Company shall (a) discuss with Licensee in good faith and (b) have the discretion to determine whether to transfer the manufacture capabilities of the Licensed Product in the Territory by (i) designating a Company Affiliate or a contract manufacturing organization (a “CMO”) to manufacture the Licensed Product in the Territory, (ii) transferring to such Affiliate or CMO the Information Controlled by Company or its Affiliates to the extent necessary or reasonably useful for the manufacture of Licensed Product in the Territory, (iii) permitting such Affiliate or CMO to deliver Licensed Product so manufactured by the CMO directly to Licensee, its Affiliates or permitted sublicensees; provided, however, Company shall have no obligation to transfer the manufacture capabilities of the Licensed Product in the Territory to Licensee.

ARTICLE 8

FINANCIAL PROVISIONS

8.1     Upfront Payment. Within thirty (30) Business Days after the Effective Date, Licensee shall pay to Company a one-time upfront payment of sixty-five million Dollars ($65,000,000). Such payment shall be non-refundable and shall not be creditable against any other other amount due to Company pursuant to this Agreement. In the event that such payment is not made in accordance with this Section 8.1, Company shall have the right to immediately terminate this Agreement upon written notice. Notwithstanding the foregoing, in the event that (a) the FDA does not approve the Licensed Product for the mTNBC (3rd line) indication within [***] months, or such later date in the event that the FDA extends its review period, following Company’s resubmission of the BLA for the Licensed Product, (b) the NMPA does not approve the Licensed Product for the mTNBC (3rd line) indication prior to [***], and (c) Company does not file for Regulatory Approval from the FDA for the Licensed Product for the UC indication prior to [***], then Company shall issue to Licensee a credit in the amount of [***] Dollars ($[***]) which may be netted against certain Development milestone payments otherwise payable to Company as follows: (i) [***] Dollars ($[***]) for any ER+ HER2- mBC Development milestone, (ii) [***] Dollars ($[***]) for any UC Development milestone, (iii) [***] Dollars ($[***]) for any mTNBC Development milestone, and (iv) [***] Dollars ($[***]) for the Fourth Indication Milestone.

8.2     Development Milestone Payments. Licensee shall pay to Company the onetime milestone payments set forth in the table below within [***] Business Days upon and only after the first achievement of the listed milestone events with respect to the first Licensed Product to achieve such milestone. Licensee shall notify Company within [***] Business Days after the occurrence of each milestone event under this Section 8.2.

Milestone	Amount (USD)
FDA approval for the Licensed Product in an mTNBC indication for patients who have received at least two prior anti-cancer therapies in the metastatic setting (the “$60M mTNBC Milestone”)	$60M
The first Marketing Approval in the PRC for the Licensed Product in an mTNBC indication for patients who have received at least two (2) prior anti-cancer therapies in the metastatic setting	$[***]
The first Marketing Approval in the PRC for the Licensed Product in an mTNBC indication for patients who have received at least one (1) prior anti-cancer therapy in the metastatic setting	$[***]
The first Marketing Approval in the PRC for the Licensed Product in an ER+ HER2- mBC indication for patients who have received two (2) prior chemotherapies in the metastatic setting	$[***]
The first Marketing Approval in the PRC for the Licensed Product in an ER+ HER2- mBC indication for patients who have not received prior chemotherapy in the metastatic setting	$[***]
The first Marketing Approval in the PRC for the Licensed Product in a UC indication	$[***]
The first Marketing Approval in the PRC for the Licensed Product in one of the following indications: [***] (the “Fourth Indication Milestone”)	$[***]

The first Marketing Approval in the PRC for the Licensed Product in an indication for any cancer not covered in any of the above milestones for up to four (4) additional cancers	$[***]
The first patient is recruited by Licensee in the PRC that is a part of a Global Study to register the Licensed Product in a for a [***] indication	$[***]

Notwithstanding the foregoing, Company shall issue to Licensee a refund of the $60M mTNBC Milestone in the amounts and upon occurrence of the events set forth below within [***] Business Days of occurrence of such events:

(a)     [***] Dollars ($[***]) in the event that (i) the FDA revokes its approval for the mTNBC indication within [***] months of issuing its approval, and (ii) (A) Company’s ASCENT trial fails to achieve its overall survival (“OS”) endpoint and progression-free survival (“PFS”) endpoint and (B) a prospectively defined high TROP-2 subgroup (with a score of 3 or 4) trial fails to achieve its OS endpoint and its PFS endpoint;

(b)     [***] Dollars ($[***]) in the event that either (i) the FDA revokes its approval for the mTNBC indication within [***] months of issuing its approval or (ii) (A) Company’s ASCENT trial fails to achieve its OS endpoint and PFS endpoint and (B) a prospectively defined high TROP-2 subgroup (with a score of 3 or 4) trial fails to achieve its OS endpoint and its PFS endpoint; or

(c)     [***] Dollars ($[***]) in the event that the FDA revokes its approval for the mTNBC indication during the period commencing any time after [***] months after the FDA issued its approval and ending [***] months after the FDA issued its approval.

8.3     Sales Milestones. During the Standard Royalty Term, Licensee shall pay to Company each of the one-time milestone payments set forth below within [***] Business Days upon and only after Net Sales of all Licensed Products in the Territory first exceed the indicated Dollar value in a Calendar Year; and during the Additional Royalty Term, to the extent any such milestones have not been achieved during the Standard Royalty Term, Licensee shall pay to Company [***] percent ([***]%) of each corresponding one-time milestone payments set forth below within [***]([***]) Business Days upon and only after Net Sales of all Licensed Products in the Territory first exceed the indicated Dollar value in a Calendar Year. Licensee shall promptly notify Company of the occurrence of the first achievement of each such sales level.

Annual Net Sales in the Territory	Milestone Payment
$[***]	$[***]
$[***]	$[***]
$[***]	$[***]

$[***]	$[***]
$[***]	$[***]
$[***]	$[***]

8.4     Non-creditable Payments. All milestone payments made to Company pursuant to Sections 8.2 and 8.3 shall be non-refundable and shall not be creditable against any other amount due to Company pursuant to this Agreement. For clarity, each milestone payment under Sections 8.2 and 8.3 shall be only paid once by Licensee, upon the first achievement of such event.

8.5     Royalty Payments.

(a)     Royalty Rates. Subject to Sections 7.3 and 8.5(b), during the Standard Royalty Term, Licensee shall pay to Company a royalty based upon a percentage of Net Sales as follows:

(i)     14% of the portion of annual Net Sales up to $[***];

(ii)     [***]% of the portion of annual Net Sales more than $[***] but less than or equal to $[***];

(iii)     [***]% of the portion of annual Net Sales more than $[***] but less than or equal to $[***]; and

(iv)     20% of the portion of annual Net Sales more than $[***]. Subject to Sections 7.3 and 8.5(b), during the Additional Royalty Term, Licensee shall pay to Company a royalty based on a percentage of Net Sales equal to [***] percent ([***]%) of applicable royalties that Licensee would need to pay to Company if the corresponding Net Sales occurred during the Standard Royalty Term.

For clarity, for the royalties payments in each Calendar Quarter, the above tiered royalties are calculated such that the higher tiered royalties are only paid after the Net Sales in such Calendar Year exceed the top threshold of the previous tier.

(b)     Royalty Adjustments.

(i)     Competing ADC Product Entry. In the event that (i) one (1) or more Competing ADC Products comes to the market in a region or country in the Territory (other than by Licensee, its Affiliate, any permitted sublicensee, or any Person in a chain of distribution with any of the foregoing) and (ii) after the entry of such one (1) or more Competing ADC Products in such region or country, in any given Calendar Quarter of any given year, the Licensed Product’s market share for all TROP-2 antibody-drug conjugates for the applicable indication in such region or country during the one (1)-year period ending on the last day of such Calendar Quarter of such year decreases by [***] percent ([***]%) from the Licensed Product’s market share for all TROP-

2 antibody-drug conjugates for the applicable indication in such region or country during the one (1)-year period ending on the last day preceding the entry of such one (1) or more Competing ADC Products, the royalty due above shall be reduced to [***] percent ([***]%) of Gross Profit, including the royalties incurred during such Calendar Quarter of such year; provided, however, that in the event that the Competing ADC Product later leaves the market in such region or country, such reduction shall cease and the original royalty shall be reinstated.

(ii)     Notwithstanding the foregoing, during any Calendar Quarter in the Royalty Term for a Licensed Product in a particular region or country in the Territory, the operation of Section 8.5(b)(i) shall not reduce the final royalties to less than [***] percent ([***]%) of the royalties that would have applied prior to any reduction, in each case, in such region or country during such Calendar Quarter.

ARTICLE 9

PAYMENTS; PAYMENT REPORTS; AUDITS

9.1     Timing of Payment. Within [***] Business Days after the end of each Calendar Quarter, commencing with the Calendar Quarter during which the First Commercial Sale of a Licensed Product is made anywhere in the Territory, Licensee shall provide Company with a report that contains the following information for the applicable Calendar Quarter, on a region-by-region basis: (a) the amount of Net Sales of such Licensed Product, (b) a calculation of the royalty payment due on such Net Sales, including any royalty reduction made in accordance with Section 8.5(b) and commercial supply price adjustment in accordance with Section 7.3, and (c) the exchange rate used for converting any Net Sales recorded in a currency other than Dollars. Promptly following the delivery of the applicable quarterly report, Company shall invoice Licensee for the royalties due to Company with respect to Net Sales by Licensee, its Affiliates and their respective sublicensees for such Calendar Quarter, and Licensee shall pay such amounts to Company in Dollars within [***] Business Days following Licensee’s receipt of such invoice; provided that, if a government or regulatory action (or inaction) prevents Licensee from making such payment to Company within such [***]-Business Day period, then Licensee shall have up to [***] Business Days following its receipt of such invoice from Company to remit such payment to Company.

9.2     Sublicenses. In the event Licensee grants licenses or sublicenses to others to sell Licensed Products, such licenses or sublicenses shall include an obligation for the sublicensee to account for and report its sales of Licensed Products on the same basis as if such sales were sales by Licensee, and Licensee shall pay to Company, with respect to such sales, such royalties as if such sales of the sublicensee were sales of Licensee.

9.3     Mode of Payment. All payments to Company hereunder shall be made by deposit of Dollars by wire transfer in immediately available funds in the requisite amount to such bank account as Company may from time to time designate by notice to Licensee.

9.4     Payment Reports and Records Retention. Prior to or simultaneously with each payment of royalty payment due under Section 9.1, Licensee shall deliver to Company a written report that shall contain at a minimum for the applicable Calendar Quarter:

(a)     the number of units of each Licensed Product sold by Licensee or its Affiliates or sublicensees (on a region-by-region basis);

(b)     the Net Sales of each Licensed Product (on a region-by-region basis);

(c)     a calculation of the amount of royalty payment due on sales during such Calendar Quarter, and calculations showing how such royalties were determined, including the royalty rate(s) applied to calculate the royalties due;

(d)     the amount of taxes, if any, withheld to comply with any Applicable Law;

(e)     the exchange rates used in determining the payments due Company; and

(f)     any royalty offsets or other adjustments applied in calculating the royalties due to Company, and stepwise calculations showing the royalties due to Company for the applicable Licensed Product after any such offset or adjustments.

For three (3) years after each sale of each Licensed Product, Licensee shall, and shall cause its Affiliates and sublicensees to, keep complete and accurate records of such sales in sufficient detail to confirm the accuracy of the royalty and other payment calculations hereunder.

9.5     Audits.

(a)     Upon the written request of Company, and not more than [***] in each Calendar Year (except in the event that Company has reasonable cause), Licensee shall permit an independent certified public accounting firm selected by Company and reasonably acceptable to Licensee, to have access to and to review, during normal business hours and upon no less than [***] Business Days prior written notice, the applicable records of Licensee and its Affiliates to verify the accuracy and timeliness of the reports and payments made by Licensee under this Agreement. Such review may cover the records for sales made in any Calendar Year ending not more than [***] years prior to the date of such request. The accounting firm shall disclose to Company only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies.

(b)     If such accounting firm concludes that any payments were late or additional amounts were owed during such period, Licensee shall pay the late payments and/or additional amounts, with interest from the date originally due as set forth in Section 9.6, within [***] Business Days after the date Company delivers to Licensee a notice referencing the accounting firm’s written report and requesting such payment. If the amount of the underpayment is greater than [***] percent ([***]%) of the total amount actually owed for the period audited, then Licensee shall reimburse Company for all costs related to such audit; otherwise, Company shall pay all costs of the audit. In the event of overpayment, any amount of such overpayment shall be fully creditable against amounts payable for the immediately succeeding Calendar Quarter(s); provided, however, that in no event shall Company be required to reimburse Licensee for any such overpaid amounts out-of-pocket.

(c)     Licensee shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Licensee, to keep and maintain records of sales made pursuant to such distribution agreement or sublicense and to grant access to such records by Company’s independent accountant to the same extent required by Licensee under this Agreement.

(d)     Company shall (i) treat all information that it receives under this Section 9.5 or under any sublicense agreement of Licensee in accordance with the confidentiality provisions of Article 11 and (ii) cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with Licensee obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement, in each case except to the extent necessary for Company to enforce its rights under this Agreement.

9.6     Interest. If Licensee fails to make any payment due to Company under this Agreement, then interest shall accrue on all unpaid amounts on a daily basis from the date such payment was due at an annual rate of [***] percentage points above the then-applicable prime rate published by the Wall Street Journal (or, if not available therein, as quoted in a reputable source reasonably acceptable to both Parties), on the first day of such Calendar Quarter, or at the maximum rate permitted by Applicable Law, whichever is the lower. The imposition and payment of any interest shall not constitute a waiver of Company’s rights with respect to any payment default by Licensee.

9.7     Taxes.

(a)     Tax Responsibilities. To the extent (i) any payment under this Agreement is triggered due to the activities of Licensee’s Affiliate or sublicensee incorporated or established in the PRC and Applicable Law in the PRC requires the deduction or withholdings of income taxes in relation to such payment if it were to be made from such Licensee’s Affiliate or sublicensee to Company, and (ii) Licensee receives a payment from such Licensee’s Affiliate or sublicensee in relation to such activities and such payment is reduced due to deduction or withholding of income taxes required by Applicable Law to be made on such payment, then (A) Licensee shall have the right to deduct an amount that equals to such deducted or withheld income taxes from the payment due to Company under this Agreement, and (B) Licensee shall pay the remainder of the payment after such deductions or withholdings to Company, and (C) Licensee shall use Commercially Reasonable Efforts to obtain any credit or refund available to avoid or minimize such income tax deductions or withholdings; provided that (1) if Licensee obtains a credit or refund for such deductions or withholdings, Licensee shall pay to Company such obtained credit or refund, and (2) Licensee shall not be obligated to pay Company any portion of such deductions or withholdings that Licensee is unable to obtains a credit or refund for.

(b)     VAT. All payments are stated exclusive of VAT and VAT-related miscellaneous tax. Accordingly, if any VAT or VAT related miscellaneous tax is chargeable on the recipient of any payment, Licensee shall pay an additional amount equal to such VAT and, as appropriate, VAT related miscellaneous tax at the applicable rate in respect of such payment, on the due date of the payment to which such VAT and, as appropriate, VAT related miscellaneous tax relates. If VAT or VAT related miscellaneous tax is required to be withheld or deducted from any payment, Licensee shall inform Company in writing at least [***] calendar days prior to the invoice being required and shall increase the payment by such sum as will, after the deduction or withholding has been made, leave Company with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

ARTICLE 10

INVENTIONS AND PATENTS

10.1     Ownership of Inventions. Each Party shall own all Inventions generated solely by it and its Affiliates and their respective employees, agents and independent contractors in the course of conducting such Party’s activities under this Agreement (collectively, “Sole Inventions”). All Inventions that are generated jointly by employees, Affiliates, agents, or independent contractors of each Party in the course of performing activities under this Agreement (collectively, “Joint Inventions”) shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors under the U.S. patent laws (that is, each Party shall have full rights to license, assign and exploit such Joint Inventions (and any Patents arising therefrom) anywhere in the world, without any requirement of gaining the consent of, or accounting to, the other Party), subject to the licenses granted herein and subject to any other intellectual property held by such other Party. Inventorship shall be determined in accordance with the U.S. patent laws. Notwithstanding the foregoing, any and all changes, discoveries, improvements, developments, enhancements or modifications (“Improvements”) to the Licensed Product, Company Patents or Company Know-How developed by Licensee in the course of the Development, make, use or sale of the Licensed Product shall be owned by Company; provided, however, that any such Improvements are hereby incorporated into the license grant under Section 2.1 during the Term without any additional consideration owed by Licensee. Licensee hereby transfers and assigns (and shall cause its, its Affiliates’ and its sublicensees’ employees, agents, contractors, subcontractors, and representatives to transfer and assign) to Company all right, title and interest that Licensee may have in and to any Improvements and all intellectual property rights related thereto. Licensee shall sign and deliver any and all documents reasonably required by Company to implement such assignment and transfer to Company of such and take such other actions as may be necessary or reasonably requested by Company to document the aforesaid assignment and transfer of the Improvements to Company, or to enable Company to secure, register, maintain, enforce or otherwise fully protect its rights in and to the Improvements and all intellectual property rights related thereto. If Company is unable because of Licensee’s unavailability, refusal, dissolution or for any other reason to secure a signature by or on behalf of Licensee to apply for or to pursue any application, registration, filing or other instrument for intellectual property rights covering the Improvements, then Licensee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Licensee’s agent and attorney in fact, to act for and on Licensee’s behalf and stead to execute and file any such application, registration, filing or other instrument, and to do all other lawfully permitted acts to further the prosecution and issuance of such intellectual property rights, with the same legal force and effect as if executed by Licensee.

10.2     Disclosure of Inventions. Each Party shall promptly disclose to the other all Sole Inventions, Joint Inventions and (in the case of Licensee) Improvements, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, employees, agents or independent contractors describing such Sole Inventions, Joint Inventions or Improvement. Such Party shall also respond promptly to reasonable requests from the other Party for more Information relating to such Inventions.

10.3     Key Patents. During the Term, Company shall prosecute and maintain the Key Patents licensed to Licensee pursuant to Section 2.1.

10.4     Prosecution of Patents.

(a)     Company Patents. Except as otherwise provided in this Section 10.4(a), as between the Parties, Company shall have the sole right and authority to prepare, file, prosecute (including any oppositions, interferences, reissue proceedings, reexaminations and post-grant proceedings) and maintain the Company Patents in any jurisdiction in the Territory. Company shall provide Licensee with a reasonable opportunity to review and comment on such filing and prosecution efforts regarding such Company Patents in the Territory, to the extent relevant to the Licensed Product, reasonably prior to any submissions with applicable patent authorities. To the extent relevant to the Licensed Product, Company shall provide Licensee with a copy of material communications from any patent authority in the Territory regarding such Company Patents, and shall provide drafts of any material filings or material responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses so that Licensee may have an opportunity to review and comment thereon. If Company determines in its sole discretion to abandon, cease prosecution or not maintain any Company Patent anywhere in the Territory, then Company shall provide Licensee written notice of such determination at least [***] calendar days before any deadline for taking action to avoid abandonment (or other loss of rights) and shall provide Licensee with the opportunity to prepare, file, prosecute and maintain such Company Patent in the Territory on behalf of Company and in Company’s name. Licensee’s rights under this Section 10.4(a) with respect to any Company Patent licensed to Company by a Third Party shall be subject to the rights of such Third Party to file, prosecute, and/or maintain such Company Patent in the Territory. Licensee shall reimburse Company for all internal and out-of-pocket costs (including external patent attorney fees) incurred by Company in the course of preparing, filing, prosecuting and maintaining the Company Patents, on a monthly basis based on invoices submitted by Company. If Licensee assumes responsibility for any Company Patents pursuant to this Section 10.4(a), then all costs incurred by Licensee in the course of preparing, filing, prosecuting and maintaining such Company Patents shall be borne by Licensee, without reimbursement by Company.

(b)     Licensee Patents. Licensee shall have the sole right and authority to prepare, file, prosecute (including any oppositions, interferences, reissue proceedings reexaminations and post-grant proceedings) and maintain the Licensee Patents. Licensee shall provide Company with a reasonable opportunity to review and comment on such prosecution efforts regarding Licensee Patents claiming Licensee’s Sole Inventions. Licensee shall provide Company with a copy of material communications from any patent authority regarding such Licensee Patents claiming Licensee’s Sole Inventions, and shall provide drafts of any material filings or material responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses. Licensee shall be responsible for all costs incurred by it in the course of preparing, filing, prosecuting and maintaining the Licensee Patents, without reimbursement by Company.

(c)     Joint Patents. With respect to any potentially patentable Joint Invention, Licensee shall have the first right, but not the obligation, to prepare patent applications based on such Joint Invention, to file and prosecute (including any oppositions, interferences, reissue proceedings, reexaminations and post-grant proceedings) such patent applications, and to maintain any Patents issuing therefrom (any such Patent, a “Joint Patent”). Licensee shall provide Company with a reasonable opportunity to review and comment on such prosecution efforts regarding such Joint Patent, and Company shall provide Licensee reasonable assistance in such efforts. Licensee shall provide Company with a copy of all material communications from any patent authority in the applicable jurisdictions regarding the Joint Patent being prosecuted by Licensee, and shall provide drafts of any material filings or material responses to be made to such patent authorities a reasonable time in advance of submitting such filings or responses. Each Party agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with the duty of candor/duty of disclosure requirements of any patent authority. If Licensee declines to file, or if Licensee subsequent to filing determines that it is no longer interested in supporting the continued prosecution or maintenance of a particular Joint Patent in a country or jurisdiction: (i) then Licensee shall provide Company written notice of such determination at least [***] calendar days before any deadline for taking action to avoid abandonment (or other loss of rights) and shall provide Company with the opportunity to prepare, file, prosecute and maintain such Joint Patent, at Company’s sole cost; and (ii) Licensee shall, if requested in writing by Company, assign its ownership interest in such Joint Patent in such country or jurisdiction to Company for no additional consideration (except in the case of a U.S. Patent that is tied by a terminal disclaimer to another patent right owned by the Licensee). If such assignment is effected (or if it is not effected because of a terminal disclaimer), any such Joint Patent shall thereafter be excluded from the license granted by Company under Section 2.1. The prosecuting Party shall bear its own internal costs and out-of-pocket costs (including external patent attorney fees) incurred by such Party in respect of the filing, prosecution and maintenance of Joint Patents.

(d)     Cooperation. Each Party shall provide the other Party with all reasonable assistance and cooperation in the Patent prosecution efforts provided above in this Section 10.4, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution. Licensee shall consult with Company before applying for or obtaining any patent term extension or related extension of rights, including supplementary protection certificates and similar rights for any Company Patent or Joint Patent. Company shall provide reasonable assistance to Licensee in connection with obtaining any such extensions for the Company Patent or Joint Patent. To the extent reasonably and legally required in order to obtain any such extension in a particular country, each Party shall make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the extension in such country.

10.5     Infringement by Third Parties.

(a)     Notification. If there is any infringement, threatened infringement, or alleged infringement of a Key Patent, Licensee Patent, or Joint Patent on account of a Third Party’s manufacture, use, offer for sale, or sale of a Licensed Product in the Field (in each case, a “Product Infringement”), then each Party shall promptly notify the other Party in writing of any such Product Infringement of which it becomes aware, and shall provide evidence in such Party’s possession demonstrating such Product Infringement.

(b)     Enforcement Rights.

(i)     Key Patents and Joint Patents. Subject to Section 10.5(e) and the remainder of this Section 10.5(b)(i), Company shall have the first right, but not the obligation, to bring an appropriate suit or other action against any Person allegedly engaged in any Product Infringement of the Key Patents or the Joint Patents in the Territory (and to defend any related counterclaim). In the event Company elects not to resolve such Product Infringement or such possibility of Product Infringement, then Licensee shall have the right, but not the obligation, to commence a suit or take action to enforce the applicable Key Patents or Joint Patents with respect to such Product Infringement in the Territory. The enforcing Party shall consider in good faith the other Party’s comments with respect to strategy and negotiation of any action or proceeding, and the enforcing Party shall not, without the other Party’s prior written consent, enter into any compromise or settlement that (i) admits the invalidity of any Patent in the Territory or elsewhere in the world, or (ii) requires either Party to relinquish any Patent in the Territory or elsewhere in the world. The non-enforcing Party shall, at the request of the enforcing Party, agree to timely commence or join in any necessary litigation, and in any event to cooperate with the enforcing Party in such litigation, all at the enforcing Party’s expense. The non-enforcing Party shall have the right to consult with the enforcing Party about any such litigation and to participate in and be represented by independent counsel in such litigation at the non-enforcing Party’s own expense. The non-enforcing Party shall provide to the enforcing Party any such rights under this Section 10.5(b)(i) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action. The enforcing Party shall keep the nonenforcing Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the non-enforcing Party’s comments on any such efforts. For the avoidance of doubt, Licensee shall have no rights under this Section 10.5(b)(i) with respect to Company Patents other than those rights expressly set forth in this Section 10.5(b)(i) regarding Key Patents.

(ii)     Licensee Patents. Licensee shall have the sole right, but not the obligation, to bring an appropriate suit or other action against any Person allegedly engaged in any Product Infringement of the Licensee Patents. Company shall provide reasonable assistance to Licensee in such enforcement, at Licensee’s request and expense. Licensee shall keep Company regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider Company’s comments on any such efforts. Licensee shall not, without Company’s prior written consent, enter into any compromise or settlement that (i) admits the invalidity of any Company Patent or Joint Patent in the Territory or elsewhere in the world, or (ii) requires either Party to relinquish any Company Patent or Joint Patent in the Territory or elsewhere in the world.

(c)     Settlement. Without the prior written consent of the other Party, neither Party shall settle any claim, suit or action that it brought under this Section 10.5 that admits the invalidity or unenforceability of any Key Patent, Licensee Patent, or Joint Patent, requires abandonment or limits the scope of any Key Patent, Licensee Patent, or Joint Patent or would limit or restrict the ability of either Party to sell Licensed Products anywhere in the Territory.

(d)     Expenses and Recoveries. A Party bringing a claim, suit or action under Section 10.5(b)(i) or 10.5(b)(ii) against any Person engaged in Product Infringement shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party recovers monetary damages from such Third Party in such claim, suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation, and any remaining amount shall be retained by such Party; provided, however, that any amounts so retained by Licensee shall be included in Net Sales.

(e)     Patents Licensed from Third Parties. Each Party’s rights under this Section 10.5 with respect to any Key Patent, Licensee Patent, or Joint Patent licensed to the other Party by a Third Party shall be subject to the rights of such Third Party to enforce such Patent and/or defend against any claims that such Patent is invalid or unenforceable.

10.6     Defense of Patents.

(a)     If any Party receives notice by counterclaim, declaratory judgment action or otherwise, alleging the invalidity or unenforceability of any Key Patent or Joint Patent, it shall bring such fact to the attention of the other Party, including all relevant information related to such claim. Where such allegation is made in an opposition, reexamination, interference or other patent office proceeding, the provisions of Section 10.4 shall apply. Where such allegation is made in a counterclaim to a suit or other action brought under Section 10.5, the provisions of Section 10.5 shall apply. Where such allegation is made in a declaratory judgment or other court action, (i) the Party who prosecuted such Key Patent or Joint Patent pursuant to Section 10.4 shall have the first right to defend such action at its own expense, provided that if a Party pursuant to Section 10.5 elects to bring an infringement counterclaim, the provisions of Section 10.5 shall thereafter apply; and (ii) Licensee shall have the sole right, but no obligation, to defend such Licensee Patent. If the Party with the first right to defend a Key Patent or Joint Patent elects not to defend such action, it shall so notify the other Party in writing, and the other Party shall have the right to defend such action, at the other Party’s own expense. For any such action involving a Key Patent or Joint Patent, the non-defending Party shall provide to the defending Party all reasonable assistance in such defense, at the defending Party’s request and expense; and the defending Party shall keep the other Party regularly informed of the status and progress of such efforts, and shall reasonably consider the other Party’s comments on any such efforts. For the avoidance of doubt, Licensee shall have no rights under this Section 10.6 with respect to Company Patents other than those rights expressly set forth in this Section 10.6 regarding Key Patents.

(b)     Without the prior written consent of the other Party, neither Party shall enter into any settlement of any claim, suit or action that it defended under this Section 10.6 that admits the invalidity or unenforceability of any Key Patent or Joint Patent, requires abandonment or limits the scope of any Key Patent or Joint Patent or would limit or restrict the ability of either Party to sell Licensed Products anywhere in the Territory.

10.7     Infringement of Third Party Rights. If, during the Term, either Party receives any notice, claim or proceedings from any Third Party alleging infringement of that Third Party’s intellectual property in the Territory by reason of either Party’s activities in relation to the definitive Agreement, either Party receiving such notice shall promptly notify the other Party of such notice, claim or proceeding and Licensee shall have the first right, but not the obligation, to resolve such infringement or such possibility, including entering into a Third Party License with such Third Party in its sole discretion. In the event that Licensee elects not to resolve such infringement or such possibility of infringement, then (a) Company shall, at Licensee’s cost and expense, resolve such infringement or such possibility, (b) Company shall consider in good faith Licensee’s comments with respect to strategy and negotiation of any action or proceeding, and (c) Company shall not, without Licensee’s prior written consent, enter into any compromise or settlement that (i) admits the invalidity of any Company Patent or Joint Patent in the Territory or elsewhere in the world, or (ii) requires Licensee or Company to relinquish any Company Patent or Joint Patent in the Territory or elsewhere in the world. Licensee shall, at the request of Company, agree to timely commence or join in any necessary litigation, and in any event to cooperate with Company in such litigation. Licensee shall have the right to consult with Company about any such litigation and to participate in and be represented by independent counsel in such litigation at Licensee’s own expense.

10.8     Patent Marking. Licensee shall, and shall require its Affiliates and sublicensees, to, mark Licensed Products sold by it hereunder (in a reasonable manner consistent with industry custom and practice) with appropriate patent numbers or indicia to the extent permitted by Applicable Law, in those countries in which such markings or such notices impact recoveries of damages or equitable remedies available with respect to infringements of Patents.

10.9     Personnel Obligations. Prior to beginning work under this Agreement relating to any research, Development or Commercialization of a Licensed Product, each employee, agent or independent contractor of Licensee or Company or of either Party’s respective Affiliates shall be bound by non-disclosure and invention assignment obligations that are consistent with the obligations of Licensee or Company, as appropriate, in this Article 10, including without limitation: (a) promptly reporting any Invention, discovery, process or other intellectual property right; (b) assigning to Licensee or Company, as appropriate, all of his or her right, title and interest in and to any Invention, discovery, process or other intellectual property right; (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any Patent; (d) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement; and (e) abiding by the obligations of confidentiality and non-use set forth in Article 11. It is understood and agreed that such non-disclosure and invention assignment agreement need not reference or be specific to this Agreement.

10.10     Trademarks. Licensee shall be responsible for the selection, searching, clearance, filing, registration, maintenance and defense of the trademarks used to identify the Licensed Products, and all trademarks, logos, taglines, trade dress, domain names and/or indicia of origin for use in connection with the sale or marketing of Licensed Products in the Field in the Territory (the “Marks”), as well as all expenses associated therewith. Notwithstanding the foregoing, in order to further the Development of a consistent worldwide brand for the Licensed Product, Licensee agrees to consult with Company on the selection of Marks and to use good faith efforts to implement suggestions made by Company in furtherance of such worldwide brand. All uses of the Marks shall be reviewed by the JSC (or a subcommittee thereof) and shall comply with all Applicable Law (including, without limitation, those laws and regulations particularly applying to the proper use and designation of trademarks in the applicable countries). Neither Party shall, without the other Party’s prior written consent, use any trademarks or house marks of the other Party (including the other Party’s corporate name), or marks confusingly similar thereto, in connection with such Party’s marketing or promotion of Licensed Products under this Agreement, except to the extent required to comply with Applicable Laws or by any Regulatory Authority, in which case, such Party’s use of the other Party’s trademarks or house marks shall be at no cost to such Party.

ARTICLE 11

CONFIDENTIALITY; SOLICITATION BY COMPANY

11.1     Confidentiality Obligations. All Information disclosed by one Party to the other Party pursuant to this Agreement shall be the “Confidential Information” of the disclosing Party for all purposes hereunder. Each Party agrees that, for the Term and for [***] ([***]) years thereafter, such Party shall, and shall ensure that its officers, directors, employees and agents shall, keep confidential (using at least the same standard of care as it uses to protect proprietary information or Confidential Information of its own, but in no event less than reasonable care) and not publish or otherwise disclose and not use for any purpose except as expressly permitted hereunder any Confidential Information or materials furnished to it by the other Party (including, without limitation, know-how of the disclosing Party). The foregoing obligations shall not apply to any Information disclosed by a Party hereunder to the extent that the receiving Party can demonstrate with competent evidence that such Information:

(a)     was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure;

(b)     was generally available to the public or otherwise part of the public domain, at the time of its disclosure to the receiving Party;

(c)     became generally available to the public or otherwise part of the public domain after its disclosure to the receiving Party and other than through any act of the receiving Party in breach of this Agreement;

(d)     was subsequently lawfully disclosed on a non-confidential basis to the receiving Party or its Affiliate by a Third Party, other than in contravention of a confidentiality obligation of such Third Party to the disclosing Party; or

(e)     was independently developed or discovered by employees of the receiving Party or its Affiliates without reference to or reliance upon Confidential Information of the disclosing Party as demonstrated by clear and convincing evidence.

11.2     Authorized Disclosure. A Party may disclose the Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a)     Filing or prosecuting Patents relating to Joint Inventions and Sole Inventions;

(b)     Regulatory filings relating to Licensed Products;

(c)     Prosecuting or defending litigation as permitted under this Agreement;

(d)     Disclosure required by Applicable Law or a valid court order, or by applicable rules or regulations of any regulatory body including without limitation the U.S. Securities and Exchange Commission or similar regulatory agency in a country other than the United States, or stock exchanges (such as Nasdaq);

(e)     Disclosure, on a need-to-know basis in connection with the performance of this Agreement (and/or in the case of Company, in connection with its monitoring of Licensee’s performance), to Affiliates, permitted sublicensees, and its and their employees, consultants, subcontractors, advisors, or agents, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 11;

(f)     Disclosure to its potential investors, and other sources of funding, including debt financing, or potential partners, collaborators or acquirers, and their respective accountants, financial advisors and other professional representatives, provided, that (i) such disclosure shall be made only to the extent customarily required to consummate such investment, financing transaction partnership, collaboration or acquisition, (ii) each recipient of Confidential Information must be bound by customary obligations of confidentiality and nonuse, and (iii) no disclosures shall be made by Licensee under this Section 11.2(f) to competitors of Company except with Company’s prior written consent; and

(g)     In the case of Company, disclosures to RPI Finance Trust (“RPI”), as required by that certain Funding Agreement between Company and RPI, dated as of January 7, 2018.

With respect to any disclosures permitted under subsections (c) or (d) above, the Party making such disclosure shall give the other Party reasonable advance notice of such disclosure, limit the disclosure to that actually required, and cooperate in the other Party’s attempts to obtain a protective order or confidential treatment of the information required to be disclosed.

11.3     Confidentiality of Agreement Terms. The Parties acknowledge that the terms of this Agreement shall be treated confidentially as Confidential Information of both Parties.

Notwithstanding the foregoing, such terms may be disclosed by a Party to investment bankers, actual or potential investors or acquirers, and their respective advisors, in the context of a potential transaction, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 11. In addition, a copy of this Agreement may be filed by a Party with the U.S. Securities and Exchange Commission, or similar regulatory agency in a country other than the United States or of any stock exchange or other securities trading institution, as required by Applicable Law. In connection with any such filing, such Party shall endeavor to obtain confidential treatment of economic and trade secret information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information except as permitted hereunder. The Party subject to such disclosure requirement shall, if reasonably practicable under the circumstances, provide the other Party with a reasonable opportunity to review and comment in advance on the disclosing Party’s proposed disclosure and such disclosing Party shall consider in good faith any comments thereon provided by the other Party.

11.4     Publicity.

(a)     The Parties shall issue a joint press release announcing the execution of this Agreement, the timing and content of which shall be mutually agreed, such agreement not to be unreasonably withheld. During the Term, each Party may issue additional press releases so long as prior to issuing any such individual press release or public disclosures relating to this Agreement, the disclosing Party shall provide copies of such press releases or public disclosure statements to the non-disclosing Party to provide a reasonable opportunity to review and comment in advance on the disclosing Party’s proposed disclosure and such disclosing Party shall consider in good faith any comments provided by the non-disclosing Party.

(b)     During the Term, neither Party shall issue a press release or public announcement relating to Licensed Products and/or this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed. Notwithstanding the above, a Party may issue a press release or public announcement if and to the extent required by Applicable Law, including without limitation by the rules or regulations of the U.S. Securities and Exchange Commission or similar regulatory agency in a country other than the U.S. or the rules of any stock exchange or Nasdaq, in each case after first notifying the other Party of such planned press release or public announcement at least [***] Business Days in advance of issuing such press release or making such public announcement (or with as much advanced notice as reasonably practicable under the circumstances if it is not reasonably practicable to provide notice at least [***] Business Days in advance) for the sole purpose of allowing the other Party to review the proposed press release or public announcement for the inclusion of Confidential Information or the use of its name. Licensee agrees that the timely announcement of the progression of a Licensed Product into and through clinical Development is required for Company to communicate effectively with its stockholders and prospective investors and to cooperate with Company in preparing and issuing such announcements in a timely manner. Further, Licensee agrees that Company shall have the right to issue a press release with respect to the occurrence of the following events under this Agreement, subject to Licensee’s right to prior review of and opportunity to comment on the content of such press release: (i) achievement of any milestone event described in Article 8, (ii) initiation, completion and results of a Clinical Trial, (iii) filing and/or approvals of any regulatory applications; and (iv) commercial launch of a Licensed Product in a country. The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant Developments regarding Licensed Products. The principles to be observed by the Parties in such public disclosures shall be: accuracy, the requirements of confidentiality for information that would materially benefit a competitor, and the standards and customs in the biotechnology and pharmaceutical industries for such disclosures by companies comparable to Company and Licensee.

(c)     Notwithstanding the above, if the relevant text of a press release or public announcement has already previously been reviewed and commented upon and/or approved by the other Party and the text remains accurate and complete (such as the description of this Agreement in filings under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)), then such text may be republished without further review by the other Party. In addition, the advance review provided in Section 11.4(a) or 11.4(b) shall apply only to the portion of the public announcement that concerns Licensed Products, this Agreement and/or the other Party and shall not be interpreted to require a Party to provide an advance copy of the entire public announcement (such as an advance copy of an entire filing under the Exchange Act).

11.5     Publications. Neither Party shall publicly present or publish results of studies carried out under this Agreement relating to any Licensed Product in the Field in the Territory (each such presentation or publication, a “Publication”) without the opportunity for prior review by the other Party. The submitting Party shall provide the other Party the opportunity to review any proposed Publication at least [***] calendar days prior to the earlier of its presentation or intended submission for publication. The submitting Party agrees, upon request by the other Party, not to submit or present any Publication until the other Party has had an additional [***] calendar days to comment on any material in such Publication, and to allow time to prepare and file patent applications on any Invention. The submitting Party shall consider the comments of the other Party in good faith, but shall retain the sole authority to present or submit for publication the Publication. The submitting Party shall provide the other Party a copy of the Publication at the time of the submission or presentation. Notwithstanding the foregoing, Licensee shall not have the right to publish or present Company’s Confidential Information without Company’s prior written consent, and Company shall not have the right to publish or present Licensee’s Confidential Information without Licensee’s prior written consent. The Parties further acknowledge that Company has made significant contributions to the Development of Licensed Products as of the Effective Date, and the Parties agree that any public disclosure and/or scientific publications made after the Effective Date regarding Licensed Products shall give appropriate recognition to Company scientists who are responsible for the Development of Licensed Products.

ARTICLE 12

INDEMNIFICATION

12.1     Indemnification by Licensee. Licensee shall indemnify, defend and hold Company and its Affiliates and each of their respective employees, officers, directors and agents (the “Company Indemnitees”) harmless from and against any and all liability, damages, loss, cost, fine, penalty or expense (including without limitation reasonable attorneys’ fees and expenses incurred in connection with the enforcement of this provision) arising out of Third Party claims, actions, proceedings, or suits (“Third Party Claims”) against a Company Indemnitee resulting from (a) gross negligence or willful misconduct in Licensee’s performance or non-performance of its obligations under this Agreement; (b) the research, Development, manufacture, use, importation, storage, handling, promotion, sale, marketing, or Commercialization of Licensed Products by Licensee and/or its Affiliates, sublicensees, distributors and/or agents in the Territory; (c) any infringement of any Third Party’s intellectual property rights arising from the research Development, manufacture, use, importation, storage, handling, promotion, sale, marketing or Commercialization of Licensed Products by Licensee and/or its Affiliates, sublicensees, distributors and/or agents in the Territory; (d) material breach by Licensee of this Agreement, including material breach by Licensee of its representations and warranties set forth in Article 13; provided, however, that Licensee’s obligations pursuant to this Section 12.1 shall not apply to the extent such Third Party Claims result from Third Party Claims for which Company has an obligation to indemnify Licensee pursuant to Section 12.2.

12.2     Indemnification by Company. Company shall indemnify, defend and hold Licensee and its Affiliates and each of their respective employees, officers, directors and agents (the “Licensee Indemnitees”) harmless from and against any and all liability, damages, loss, cost, fine, penalty or expense (including without limitation reasonable attorneys’ fees and expenses incurred in connection with the enforcement of this provision) arising out of Third Party Claims against a Licensee Indemnitee resulting from (a) the gross negligence or willful misconduct in Company’s performance or non-performance of its obligations under this Agreement; (b) the research, Development, manufacture, use, importation, storage, handling, promotion, sale, marketing, or Commercialization of Licensed Products by Company and/or its Affiliates, sublicensees, distributors and/or agents outside the Territory; (c) any infringement of any Third Party’s intellectual property rights arising from the research Development, manufacture, use, importation, storage, handling, promotion, sale, marketing or Commercialization of Licensed Products by Company and/or its Affiliates, sublicensees, distributors and/or agents outside the Territory; or (d) material breach by Company of this Agreement, including breach by Company of its representations and warranties set forth in Article 13; provided, however, that Company’s obligations pursuant to this Section 12.2 shall not apply to the extent that such Third Party Claims result from Third Party Claims for which Licensee has an obligation to indemnify Company pursuant to Section 12.1.

12.3     Indemnification Procedure.

(a)     To be eligible to seek indemnification under this Article 12 in respect to a liability, damage, loss, cost, fine, penalty or expense arising from a Third Party Claim against such Licensee Indemnitee or Company Indemnitee (each, an “Indemnitee”), an Indemnitee shall promptly give written notice thereof to the Party from whom indemnification is sought (such Party hereinafter referred to as the “Indemnitor”) within a reasonable period of time after the assertion of such Third Party Claim by such Third Party; provided, however, that the failure to provide written notice of such Third Party Claim within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is prejudiced by such failure.

(b)     The Indemnitor shall have the right to assume the complete control of the defense, compromise or settlement of any Third Party Claim (provided that no settlement of any Third Party Claim shall include any admission of wrongdoing on the part of an Indemnitee or the invalidity, unenforceability or absence of infringement of any Patent Controlled, owned in whole or part by the Indemnitee, and shall not grant any right inconsistent with the terms of this Agreement, without the prior written consent of such Indemnitee, which consent shall not be unreasonably withheld), including, at its own expense, employment of legal counsel reasonably acceptable to the Indemnitee. At any time thereafter the Indemnitor shall be entitled to exercise, on behalf of the Indemnitee, any rights that may mitigate the extent or amount of such Third Party Claim; provided, however, that if the Indemnitor shall have exercised its right to assume control of such Third Party Claim, the Indemnitee (i) may, in its sole discretion and at its own expense (which expense shall not be subject to indemnification hereunder), employ legal counsel to represent it (in addition to the legal counsel employed by the Indemnitor) in any such matter, and in such event legal counsel selected by the Indemnitee shall be required to confer and cooperate with counsel of the Indemnitor in such defense, compromise or settlement for the purpose of informing and sharing information with the Indemnitor; (ii) shall, at its own expense, make available to Indemnitor those employees, officers and directors of Indemnitee whose assistance, testimony or presence is necessary or appropriate to assist the Indemnitor in evaluating and in defending any such Third Party Claim (provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of Indemnitee); and (iii) shall otherwise fully cooperate with the Indemnitor and its legal counsel in the investigation and defense of such Third Party Claim.

(c)     The Parties shall cooperate with each other in connection with any such claim, action, proceeding or suit and shall keep each other reasonably informed of all material Developments in connection with any such claim, action, proceeding or suit.

(d)     If the Parties acting in good faith cannot agree as to the applicability of Section 12.1 and/or 12.2 to a particular Third Party Claim, then each Party (and its respective Indemnitees) reserves the right to conduct its own defense of such Third Party Claim and seek indemnification from the applicable Party upon its resolution.

12.4     Insurance. Licensee, at its own expense, shall maintain Clinical Trial and product liability insurance (or self-insure) in an amount consistent with industry standards during the Term. Company agrees during the Term to maintain (a) workers’ compensation insurance for all of its employees, the limits of which shall be as required under statute and (b) commercial general liability insurance on a claims made basis having limits not less than $[***] in the aggregate and $[***] per occurrence, including coverage for premises liability, Clinical Trial liability, products/completed operations, and contractual liability coverage for the indemnity provided under this agreement. A Party shall provide evidence of insurance in accordance with this Section 12.4 to the other Party upon the request of the other Party.

12.5     Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH

DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1 OR 12.2 OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 11, INTELLECTUAL PROPERTY OBLIGATIONS IN ARTICLE 10, OR COMPANY’S BREACH OF SECTION 13.2(d), 13.2(l), OR 13.2(m).

ARTICLE 13

REPRESENTATIONS AND WARRANTIES

13.1     Mutual Representations, Warranties and Covenants. Company and Licensee, each for itself and its Affiliates, represent, warrant and covenant to the other Party as of the Effective Date:

(a)     the execution, delivery to the other Party and performance by it of this Agreement and its compliance with the terms and provisions of this Agreement do not and shall not conflict, in any material respect, with, or result in a breach of, any of the terms or provisions of: (i) any other contractual obligations of such Party; (ii) the provisions of its charter, operating documents or bylaws; or (iii) any order, writ, injunction or decree of any court or Governmental Authority entered against it or by which it or any of its property is bound except where such breach or conflict would not materially impact the warranting Party’s ability to meet its obligations hereunder;

(b)     this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and (ii) equitable principles of general applicability;

(c)     such Party is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof except where failure to be in good standing would not materially impact the Party’s ability to meet its obligations hereunder;

(d)     such Party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such Party does not require any shareholder action or approval, and the Person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite corporate action; and

(e)     no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the Part of such Party in connection with the valid execution, delivery and performance of this Agreement.

13.2     Additional Representations, Warranties and Covenants by Company. Company represents, warrants and covenants to Licensee:

(a)     as of the Effective Date, (i) Company is the sole owner of, or has a valid and enforceable license with respect to, the Pre-Existing Company Patents; (ii) Company has the right to grant the license granted to Licensee in Section 2.1 on the terms set forth therein; and (iii) Company has not granted any license or other right under the Company Patents or Company Know-How inconsistent with the terms of this Agreement or any of the Upstream Licenses;

(b)     Exhibit A contains a complete and accurate list of all Key Patents as of the Effective Date and all such Key Patents are valid and subsisting, except as noted in Exhibit A;

(c)     Exhibit B contains a complete and accurate list of all Pre-Existing Company Patents as of the Effective Date and all such Pre-existing Patents are valid and subsisting, except as noted in Exhibit B;

(d)     Exhibit C contains a complete and accurate list of all Upstream Licenses and Company and its Affiliates (i) has been in compliance in all terms and conditions with the Upstream Licenses as of the Effective Date and all Upstream Licenses as of the Effective Date are in full force and effect; (ii) have not received any written notice that alleges breach or default by Company of, requests a material amendment of, termination of any Upstream License; and (iii) are not aware of any material breach, potential breach, default, or potential default of any Upstream License;

(e)     as of the Effective Date, there is no pending litigation against Company or any Affiliate of Company that (i) alleges that any of Company’s activities relating to Licensed Products have violated, or the Development or Commercialization of Licensed Products in the future shall violate, any of the intellectual property rights of any Third Party, or (ii) seeks to invalidate any of the Key Patents and Pre-Existing Company Patents, and Company has not received any written notice threatening any such litigation or claim;

(f)     as of the Effective Date, to Company’s knowledge, there is no use, infringement or misappropriation of the Company Patents or the Company Know-How, in derogation of the rights granted to Licensee in this Agreement;

(g)     as of the Effective Date, to Company’s knowledge, there are no investigations, inquiries, actions or other proceedings pending before any Regulatory Authority or other government agency with respect to Licensed Products, and Company has not received at its corporate offices any written notice addressed to senior management threatening any such investigation, inquiry, action or other proceeding;

(h)     as of the Effective Date, except as otherwise disclosed to Licensee prior to the Effective Date, Company has not received any written notice that any of the regulatory submissions relating to Licensed Products is not currently in good standing with the FDA and other Regulatory Authorities;

(i)     as of the Effective Date, except as otherwise disclosed to Licensee prior to the Effective Date, the Licensed Product has been and is being (and during the Term, shall continue to be) manufactured, imported, exported, processed, developed, promoted, distributed, packaged, labeled, stored in material compliance with Applicable Laws, including all provisions of the FDA’s current cGMP regulations as set forth at 21 C.F.R. Parts 210 and 211 (including, but not limited to, cGMP requirements related to data integrity);

(j)     as of the Effective Date, except as otherwise disclosed to Licensee prior to the Effective Date, all information, including data and conclusions derived therefrom, utilized as the basis for or submitted to FDA in connection with any and all IND and BLA applications involving the Licensed Product, when submitted to the FDA, was to the knowledge of the Company true, complete and correct in all material respects as of the date of submission, and any necessary and required updates or modifications to such information have been submitted to FDA or will be submitted to FDA with the BLA resubmission for the Licensed Product. Neither the Company nor, to the knowledge of the Company, any officer, employee, or agent of the Company, has made an untrue statement of a material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to FDA, or committed any other similar act, in each case that would reasonably be expected to provide a basis for FDA to invoke its Application Integrity Policy as set forth in 56 Fed. Reg. 46191 (September 10, 1991);

(k)     as of the Effective Date, except as otherwise disclosed to Licensee prior to the Effective Date, the Company and, to the knowledge of the Company, any Third Parties engaged in activities on behalf of the Company have (i) prepared and timely submitted material responses and any corrective action plans required to be prepared and submitted by the Company in response to all inspections, investigations, audits, analyses and examinations performed by the FDA or any other Governmental Authority with respect to the Licensed Product and (ii) to the knowledge of the Company, fully implemented all corrective actions described in such corrective action plans;

(l)     Company shall use Commercially Reasonable Efforts to provide Licensee with a true and complete copy of each Upstream License, including any amendment thereto, within thirty (30) Business Days following the Effective Date;

(m)     Company and its Affiliates (i) shall remain in compliance with all terms and conditions of each Upstream License; (ii) shall ensure that the Upstream Licenses are in full force and effect for so long as any Company Patents and Company Know-How licensed to Company under such Upstream Licenses are necessary or reasonably useful for the research, Development, or Commercialization of Licensed Products in the Field and in the Territory; and (iii) shall provide prompt notice to Licensee of its receipt of any written notice that alleges breach or default by Company of, requests a material amendment of, termination of any Upstream License and provide to Licensee a copy of each of the foregoing and any amendment to any Upstream License; and

(n)     in the course of performing its obligations or exercising its rights under this Agreement, shall, and shall cause its Affiliates, sublicensees to, comply with all Applicable Laws, including as applicable, cGMP, GCP, GLP, and GSP standards, and shall not employ or engage any party who has been debarred by any Regulatory Authority, or, to Company’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

13.3     Additional Representations, Warranties and covenants by Licensee. Licensee represents and warrants to Company, as of the Effective Date,

(a)     Licensee has maintained and shall maintain appropriate skilled personnel and facilities to carry out its obligations under this Agreement;

(b)     No Licensee employees or other Persons performing services on behalf of Licensee under this Agreement have been debarred or excluded, or are the subject of debarment or exclusion proceedings, under Section 306 of the FD&C Act; and if Licensee becomes aware that a Person performing on its behalf under this Agreement has been debarred, or has become the subject of debarment or exclusion proceedings, under Section 306 of the FD&C Act, Licensee shall promptly notify Company and shall prohibit such Person from performing on its behalf under this Agreement;

(c)     Licensee is not aware of any Patents or know-how owned by any Third Party which are necessary for the Development, manufacturing or Commercialization of the Licensed Product in the Territory;

(d)     There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the best of Licensee’s knowledge, threatened against Licensee in connection with or relating to the transactions and/or activities contemplated by this Agreement;

(e)     Licensee is not aware of any Licensee Patents which are necessary for the Development, manufacturing or Commercialization of the Licensed Product in the Territory;

(f)     Licensee is and shall be financially solvent, able to pay its debts as they mature, and possesses and shall possess sufficient working capital to fully comply and honor its obligations and liabilities set forth in this Agreement; and

(g)     in the course of performing its obligations or exercising its rights under this Agreement, shall, and shall cause its Affiliates, sublicensees to, comply with all Applicable Laws, including as applicable, the applicable equivalent in the Territory to cGMP, GCP, GLP, and GSP standards, and shall not employ or engage any party who has been debarred by any Regulatory Authority, or, to Licensee’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

13.4     Disclaimer of Warranties. EXCEPT AS SET FORTH IN SECTIONS 13.1 THROUGH 13.3, THE NON-COMMERCIAL SUPPLY AGREEMENT OR COMMERCIAL SUPPLY AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF THIRD PARTY RIGHTS. IN PARTICULAR, THE LICENSED PRODUCTS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY

IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF SUCH COMPOUNDS OR PRODUCTS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

ARTICLE 14

TERM AND TERMINATION

14.1     Term and Expiration. This Agreement shall become effective on the Effective Date and, unless earlier terminated in whole pursuant to Section 14.2, 14.3 or 14.4, shall continue thereafter in full force and effect on a country-by-country (or in the case of Greater China, region-by-region) basis until the expiration of the Royalty Term for such country (the “Term”). On a country-by-country (or in the case of Greater China, region-by-region) basis, upon the expiration of the Royalty Term for such Licensed Product in a country or region, all licenses granted to Licensee hereunder in relation to such Licensed Product in such country or region shall become perpetual, irrevocable, royalty-free, fully paid up, transferrable, and sublicensable through multiple tiers.

14.2     Termination for Material Breach.

(a)     If a Party commits a material breach of this Agreement, the other Party may provide to the breaching Party a written notice specifying the nature of the breach, requiring it to make good or otherwise cure such breach, and stating its intention to terminate this Agreement if such breach is not cured. If such breach is not cured within sixty (60) calendar days after the receipt of such notice, the non-defaulting Party shall be entitled, without prejudice to any of its other rights conferred under this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement by written notice to the other Party, provided, however, that if the cause of the material breach is non-payment of the amounts due under this Agreement, then the cure period for such non-payment shall be [***] calendar days from the date of notice of material breach by the non-breaching Party; provided further, that if either Party disputes (i) whether such material breach has occurred; or (ii) whether the defaulting Party has cured such material breach, the Parties agree to resolve the dispute as expeditiously as possible under ARTICLE 15. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

(b)     The right of a Party to terminate this Agreement, as provided in this Article 14, shall not be affected in any way by its waiver or failure to take action with respect to any prior default or breach.

14.3     Termination for Patent Challenge. In the event that Licensee or any of its Affiliates or sublicensees brings an action alleging that any Company Patent is invalid or unenforceable, Company may terminate this Agreement immediately upon written notice to Licensee; provided, however, that in the event that a Licensee’s sublicensee initiates such challenge, Company may not terminate this Agreement if (a) Licensee successfully causes such sublicensee to abort such challenge within such [***]-day period, or (b) Licensee (i) provides Company a written notice of its intent to terminate with such sublicensee within such [***]-day period, and (ii) successfully terminates such sublicense within [***] days after the delivery of such written notice to Company.

14.4     Termination for Insolvency. Each Party may terminate this Agreement in the event that the other Party suffers an Insolvency Event, by delivery of written notice thereof by such Party to the other Party.

14.5     Consequences of Termination. Upon termination (not the expiration of this Agreement in its entirety or the expiration of the Royalty Term in relation to a Licensed Product in a country or region) of this Agreement in its entirety for any reason prior to expiration, subject to Section 14.6, (a) each Party shall promptly return to the other Party all relevant records and materials in its possession or control containing or comprising the other Party’s Confidential Information and to which the Party does not retain rights hereunder; provided, however, that each Party shall be entitled to retain copies of the other Party’s Confidential Information to the extent necessary to comply with applicable regulatory obligations and shall be entitled to retain one copy of the other Party’s Confidential Information for archival purposes; (b) all licenses granted by Company to Licensee shall terminate; (c) all rights in any and all Licensed Products shall revert to Company; and (d) any and all claims and payment obligations that accrued prior to the date of such termination shall survive such termination.

14.6     Additional Consequences of Termination. Upon any termination of this Agreement, with respect to one or more regions or countries in the Territory:

(a)     Licenses to Company. Licensee shall be automatically deemed to grant to Company a worldwide, irrevocable, perpetual license (with full rights to sublicense) under the Licensee Know-How, Licensee Patents and Licensee’s interest in the Joint Patents and Joint Inventions, in each case that are necessary for the manufacture or use of the Licensed Products, to make, have made, import, use, offer for sale and sell Licensed Products.

(b)     Regulatory Filings. To the extent permitted by Applicable Law, Licensee shall promptly assign to Company, and shall provide full copies of, all Regulatory Approvals and Regulatory Materials that relate to Licensed Products and are owned or Controlled by Licensee or its Affiliates. Licensee shall also take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights thereunder to Company.

(c)     Data Disclosure. Licensee shall provide to Company copies of the relevant portions of all material reports and data, including clinical and non-clinical data and reports, obtained or generated by or on behalf of Licensee or its Affiliates or sublicensees to the extent that they relate to Licensed Products, within [***] calendar days of such termination unless otherwise agreed, and Company shall have the right to use any such Information in Developing and Commercializing the Licensed Products, and to license any Third Parties to do so.

(d)     Trademarks. If Licensee used, with regard to any Licensed Product in a country, any trademark, tradename or logo related solely to a Licensed Product (“Licensee Mark(s)”) Licensee shall either assign or license to Company (upon written request from Company within [***] of termination) the Licensee Mark(s), it being understood that the choice between assignment and licensing shall be made by Licensee at its discretion. Company shall bear all costs and expenses associated with the maintenance of the Licensee Mark(s) from the date of such license or assignment. For clarity, Company shall under no circumstance receive any rights under the house marks of Licensee or its Affiliates, except with respect to selling off existing inventory.

(e)     Third Party Licenses. At Company’s request, Licensee shall promptly provide to Company copies of all Third Party Licenses under which Licensee or its Affiliates obtained a license under Patents claiming Inventions or know-how specific to or used or incorporated into the Development, manufacture and/or Commercialization of the Licensed Products. At Company’s request, Licensee shall: (i) with respect to such Third Party Licenses relating solely to the applicable Licensed Products, immediately assign (or cause to be assigned), such agreements to Company, and (ii) with respect to all other Third Party Licenses, at Licensee’s option either assign the agreement or grant (or cause to be granted) to Company a sublicense thereunder of a scope equivalent to that described in Section 14.6(a) to the extent permitted under such Third Party Licenses. In any case, thereafter Company shall be fully responsible for all obligations due for its actions under the Third Party Licenses. Notwithstanding the above, if Company does not wish to assume any financial or other obligations associated with a particular assignment or sublicense, then Company shall so notify Licensee and Licensee shall not make such assignment or grant such sublicense (or cause it to be made or granted).

(f)     Further Sales. In the event of any such termination (other than termination for Licensee’s material breach), Licensee may continue to sell its remaining inventory of the Licensed Product for a period of [***] months from the effective date of such termination, subject to the payment of royalties pursuant to Section 8.5. Licensee covenants that promptly after such [***] month period it and its Affiliates and former sublicensees hereunder shall cease to sell, and thereafter shall not sell, any Licensed Products.

(g)     Remaining Materials. At the end of the period described in Section 14.6(f) or if this Agreement is terminated prior to the First Commercial Sale, at the request of Company, Licensee shall transfer to Company, all quantities of Licensed Products in the possession of Licensee or its Affiliates (including, without limitation, Clinical Trial supplies and Licensed Products intended for commercial sale). Licensee shall transfer to Company all such quantities of Licensed Products without charge, except that Company shall pay the reasonable costs of shipping.

(h)     Ongoing Clinical Trials. To the extent permitted by Applicable Law, Licensee shall promptly (i) assign to Company the management and continued performance of any Clinical Trials for Licensed Product ongoing hereunder as of the effective date of such termination at Company’s costs, and (ii) continue to conduct such Clinical Trials, at Company’s cost, for so long as necessary to enable such assignment to be completed without interruption of any such Clinical Trials.

(i)     No Further Representations. Subject to Section 14.6(f), Licensee and its Affiliates shall (i) discontinue making any representation regarding its status as a licensee of or distributor for Company, for all Licensed Products and (ii) cease conducting any activities with respect to the marketing, promotion, sale or distribution of the Licensed Products.

(j)     Commercialization. Company shall have the right to Develop and Commercialize the Licensed Products itself or with one or more Third Parties, and shall have the right, without obligation to Licensee, to take any such actions in connection with such activities as Company (or its designee), at its discretion, deems appropriate.

(k)     Costs and Expenses. Notwithstanding anything to the contrary, in the event this Agreement is terminated by Licensee in accordance with Section 14.2 or Section 14.4, Company shall be responsible for any and all internal and out-of-pocket costs incurred by Licensee, its Affiliates or its permitted sublicensees in the course of performing the activities set forth in this Section 14.6.

14.7     Accrued Rights; Surviving Obligations.

(a)     Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any liabilities that shall have accrued prior to such termination, or expiration. Such termination, relinquishment or expiration shall not relieve a Party from obligations that are expressly indicated to survive termination or expiration of this Agreement.

(b)     Without limiting the foregoing, Sections 5.10(c) (in relation to obligations in Section 14.6(h)), 5.11(b), 5.11(c), 5.11(d), 10.1, 10.2, 12.1, 12.2, 12.3, 12.5, 13.4, the last sentence of Section 14.1 (solely in the event of expiration as set forth in that sentence and not in the event of earlier termination), 14.5, 14.6, 14.7 and 14.8 and Articles 1, 9 (solely in relation to payments or payment obligations that have occurred or accrued prior to the effective date of termination or expiration), 11, 15, and 16 of this Agreement shall survive the expiration or termination of this Agreement for any reason.

14.8     Rights in Bankruptcy. All licenses granted under this Agreement by Licensee or Company are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(34A) of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property (including all Information related to such intellectual property and rights of reference with respect to Regulatory Approvals), and same, if not already in their possession, shall be promptly delivered to them (a) upon any such commencement of a bankruptcy proceeding upon their written request therefore, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement, or (b) if not delivered or granted under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the non-subject Party.

ARTICLE 15

DISPUTE RESOLUTION

15.1     Disputes. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the Parties hereunder, the Parties shall try to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within [***] calendar days after such notice appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to resolve promptly such disputed matter, it shall be referred to the Executive Officers for discussion and resolution. If such personnel are unable to resolve such dispute within [***] calendar days of initiating such negotiations, unless otherwise agreed by the Parties, such dispute shall be finally settled under Section 15.2.

15.2     Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation (as provided by Section 15.1), then such disputes shall be submitted for arbitration under the rules of Conciliation and Arbitration of the International Chamber of Commerce. Such arbitration shall be held in English language, and shall be conducted in New York City. The award rendered by the arbitrator(s) shall be final and binding upon the Parties hereto.

15.3     Language of Dispute Resolution. All proceedings under this Article 15 shall be conducted in the English language and all documents exchanged between the Parties and/or submitted in the context of a proceedings under this Article 15 shall be in English or shall be accompanied with a certified English translation of the original document.

15.4     Injunctive Relief. Notwithstanding any other provision of this Article 15, either Party, at any time, may seek from a court of competent jurisdiction any interim or provisional injunctive relief that may be necessary to protect the rights or property of that Party.

ARTICLE 16

MISCELLANEOUS PROVISIONS

16.1     Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency or employer-employee relationship between the Parties. Neither Party shall incur any debts or make any commitments for the other.

16.2     Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that each Party may make such an assignment without the other Party’s consent to such Party’s Affiliate, provided that the assigning Party shall remain liable under this Agreement. Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.2 shall be null, void and of no legal effect.

16.3     Performance by/Responsibility for Affiliates. Each of Company and Licensee acknowledge that their obligations and rights under this Agreement may be performed and exercised by Affiliates of Company and Licensee, respectively. Obligations of the Party for which one of its Affiliates is performing hereunder shall be deemed to extend to such performing Affiliate. Each of Company and Licensee guarantee performance of this Agreement by its Affiliates. Wherever in this Agreement the Parties delegate responsibility to Affiliates, the Parties agree that such entities shall not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way. If a Party’s Affiliate breaches any aspect of this Agreement in the performance of any activity that has been delegated to such Affiliate, then the other Party shall be entitled to proceed against the Party whose Affiliate so breached, and shall not first be required to proceed against the Affiliate that so breached.

16.4     Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other reasonable acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.5     Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, strike, flood, act of terrorism, governmental acts or restrictions or any other reason that is beyond the control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and shall use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

16.6     Entire Agreement of the Parties; Amendments. This Agreement and the attachments hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

16.7     Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

16.8     Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding application of any conflict of laws principles that would require application of different laws and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Notwithstanding the above, any dispute regarding and limited to validity or enforceability of any Patent shall be governed by the patent laws of the jurisdiction in which such Patent was granted.

16.9     Notices and Deliveries. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) or five (5) calendar days after it was sent by registered letter, return receipt requested (or its equivalent), to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Parties.

If to Licensee, addressed to:

Suite 3307, Two Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Oak Ma
Fax: [***]
Email: [***]

With a copy to:

Ropes & Gray LLP
36F Park Place
1601 Nanjing Road West
Shanghai, China 200040
Attention: Arthur Mok and Geoffrey Lin
Fax: [***]
Email: [***]; and [***]

If to Company, addressed to:

Immunomedics, Inc.
300 The American Road
Morris, Plains NJ 07950
U.S.A.
Attention: Jared Freedberg, General Counsel
Email: [***]

With a copy to:

DLA Piper LLP (US)
One Liberty Place
1650 Market Street, Suite 5000
Philadelphia, PA 19103

Attention: Fahd M.T. Riaz, Esquire

16.10     Waiver. The failure or delay of a Party to enforce or to exercise, at any time for any period of time, any provisions hereof or any right or remedy hereunder shall not be construed as a waiver of such provision or right or remedy or of the right of such Party thereafter to enforce or exercise the same; provided, however, that such right or remedy is not time-barred or otherwise precluded by law or by a writing expressly waiving such right or remedy and signed by that Party seeking to assert such right or remedy. The written waiver by either Party of a breach of any term or provision of this Agreement by the other Party shall not be construed as a waiver of any subsequent breach.

16.11     Translation. This Agreement is in English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

16.12     Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of Company and Licensee are subject to prior compliance with U.S. export regulations and such other U.S. laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the U.S. or the European Union. Company and Licensee, respectively, shall each use its reasonable efforts to obtain such approvals for its own activities. Each Party shall cooperate with the other Party and shall provide assistance to the other Party as reasonably necessary to obtain any required approvals.

16.13     Severability. When possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one that conforms as nearly as possible with the original intent of the Parties.

16.14     No Implied Licenses. Except as expressly and specifically provided under this Agreement, the Parties agree that neither Party is granted any implied rights to or under any of the other Party’s current or future Patents, trade secrets, copyrights, moral rights, trade or service marks, trade dress, or any other intellectual property rights.

16.15     Third Party Beneficiaries. Except for the rights of the Company Indemnitees and Licensee Indemnitees set forth in Article 12, all rights, benefits and remedies under this Agreement are solely intended for the benefit of Company and Licensee, and no Third Party shall have any rights whatsoever to (i) enforce any obligation contained in this Agreement; (ii) seek a benefit or remedy for any breach of this Agreement; or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

16.16     Advice of Counsel. Company and Licensee have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and shall be construed accordingly.

16.17     Other Obligations. Except as expressly provided in this Agreement or as separately agreed upon in writing between Company and Licensee, each Party shall bear its own costs incurred in connection with the implementation of the obligations under this Agreement.

16.18     Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement. Copies of original signature pages sent by facsimile and/or PDF shall have the same effect as signature pages containing original signatures.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

IMMUNOMEDICS, INC.

By:	/s/Behzad Aghazadeh
Name:	Behzad Aghazadeh
Title:	Chairman

EVEREST MEDICINES II LIMITED

By:	/s/Fu Wei
Name:	Fu Wei
Title:	Director

Exhibit A

Key Patents

Application Serial No.	Country	Filing Date	Title	Patent No.	Expires
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Exhibit B

Company Patents

Pre-Existing Patents, US

Application Serial No.	Country	Filing Date	Title	Patent No.	Expires
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Pre-Existing Patents, Non-US

Application Serial No.	Country	Filing Date	Title	Patent No.	Expires
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Exhibit C

Upstream Licenses

•    License Agreement by and between The Scripps Research Institute (TSRI) and Immunomedics, Inc., dated April 4, 2018.

Exhibit D

Company Know-How to be Transferred

All clinical and regulatory data and related documents necessary or reasonably useful for the Development, use, and Commercialization of the Licensed Product in the Territory.